UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12
INTRALINKS HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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150 EAST 42ND STREET
NEW YORK, NEW YORK 10017

June 16, 2015
Dear Stockholder:
On behalf of the Board of Directors of Intralinks Holdings, Inc. (“Intralinks,” the “Company” or “we”), you are cordially invited to attend Intralinks' 2015 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Tuesday, July 28, 2015 at 8:30 a.m. ET at the Forefront Center for Meetings and Conferences located at 404 Wyman Street, South Entrance, Waltham, MA 02451.
At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying Notice of the 2015 Annual Meeting of Stockholders and proxy statement.
Included with this proxy statement is a copy of Intralinks' Annual Report on Form 10-K for the fiscal year ended December 31, 2014. I encourage you to read this report as it contains important information about our business and operations, as well as our audited financial statements.
We hope that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, or follow the Internet voting instructions on your proxy card or the notice of Internet availability of proxy materials. Sending in your proxy or voting by Internet will not prevent you from voting in person at the Annual Meeting. If you vote in person by ballot at the Annual Meeting, that vote will revoke any prior proxy that you have submitted.
We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Ronald W. Hovsepian President & Chief Executive Officer

150 EAST 42ND STREET
NEW YORK, NEW YORK 10017

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Date and Time:	Tuesday, July 28, 2015, 8:30 a.m. ET
Place:	Forefront Center for Meetings and Conferences 404 Wyman Street, South Entrance Waltham, MA 02451
Items of Business:	(1) Elect three (3) Class II directors to hold office until the 2018 annual meeting of stockholders and until their respective successors have been duly elected and qualified;
(2) Hold an advisory vote to approve the compensation of our named executive officers; and
(3) Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for our 2015 fiscal year.
In addition, we will transact such other business as may properly be brought before the meeting.

The proposal for the election of directors relates solely to the election of three (3) Class II directors nominated by our Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder.

Record Date:	Stockholders of record as of the close of business on June 1, 2015 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.
Voting:
Your vote is very important.  We encourage you to read the proxy statement and vote your shares. Whether or not you plan to attend the meeting, please submit a proxy so that your shares can be represented at the meeting. You can submit your proxy by mail (please complete, sign, date and return the accompanying proxy card in the enclosed return envelope), or you can vote by Internet (follow the instructions on your proxy card).

By Order of the Board of Directors

Scott N. Semel Executive Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2015:

This Proxy Statement and the accompanying Annual Report are available at
www.intralinks.com/proxy

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR FOLLOW THE INTERNET VOTING INSTRUCTIONS ON YOUR PROXY CARD, IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

2015 ANNUAL MEETING OF STOCKHOLDERS
 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

150 EAST 42ND STREET
NEW YORK, NEW YORK 10017

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on July 28, 2015

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2015 Annual Meeting of Stockholders of Intralinks Holdings, Inc. (the “Annual Meeting”) and any adjournment of that meeting. The Annual Meeting will be held on Tuesday, July 28, 2015, beginning at 8:30 a.m. ET, at the Forefront Center for Meetings and Conferences located at 404 Wyman Street, South Entrance, Waltham, MA 02451. On or about June 16, 2015, we expect to mail to our beneficial stockholders a notice of Internet availability of proxy materials containing instructions on how to access our 2015 proxy statement and our annual report to stockholders, which contains financial statements for the fiscal year ended December 31, 2014, and how to vote online. In addition, on or about June 16, 2015, we expect to mail to our registered stockholders a printed copy of our 2015 proxy statement and our annual report to stockholders, which contains financial statements for the fiscal year ended December 31, 2014, unless they have opted for e-proxy access over the Internet. Unless the context otherwise requires, references in this proxy statement to the “Company,” “Intralinks,” “we,” “us” or “our” refer to Intralinks Holdings, Inc. and its subsidiaries.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Who May Vote
Only holders of the Company's common stock, par value $0.001 per share (the “Shares”), outstanding at the close of business on June 1, 2015 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on April 15, 2015, we had 57,310,360 shares of common stock outstanding and no shares of preferred stock outstanding. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.
Quorum
The presence, in person or by proxy, of at least a majority of the shares entitled to vote on the Record Date will constitute a quorum. Abstentions and broker non-votes, and, with respect to the election of directors, “withhold authority” votes, are counted for the purpose of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
Votes Required to Approve Matters Presented at the Annual Meeting
The required vote varies by proposal as follows:

•
Proposal No. 1 (Election of Directors) — The three (3) nominees receiving the highest number of affirmative votes of Shares present at the Annual Meeting, either in person or by proxy, will be elected as directors to serve until our 2018 annual meeting of stockholders or until their respective successors are duly elected and qualified. Broker non-votes will be disregarded and have no effect on the outcome of the vote.

•
Proposal No. 2 (Advisory Vote to Approve the Compensation of Our Named Executive Officers) — The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as described in this proxy statement requires the favorable vote of a majority of the Shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the proposal. Broker non-votes are not considered voted for the proposal and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

•
Proposal No. 3 (Ratification of the Selection of PricewaterhouseCoopers LLP as our independent auditors for 2015) — The ratification of the appointment of independent auditors requires the favorable vote of a majority of the Shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the proposal. The ratification of the appointment of PricewaterhouseCoopers LLP is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

How to Vote Your Shares
YOUR VOTE IS IMPORTANT.  Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the meeting, please take the time to vote by proxy. To vote by proxy, you should sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope, or follow the Internet voting instructions on your proxy card or the notice of Internet availability of proxy materials.
The persons named as attorneys-in-fact in the proxies, Ronald W. Hovsepian and Scott N. Semel, were selected by the Board of Directors and are officers of the Company. All shares represented by a valid proxy received prior to the meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you properly sign your proxy card with no further instructions and it is timely received by us, your shares will be voted:

•	FOR each of the nominees for the Board of Directors (Proposal No. 1);

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2); and

•	FOR the ratification of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2015 (Proposal No. 3); and

•	In the discretion of the proxy holders with respect to any other matters that properly come before the meeting.
If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
If your shares are held beneficially in “street” name through a nominee such as a brokerage firm, financial institution or other holder of record, your shares must be voted through that firm, institution or holder. You may provide your voting instructions to your nominee by telephone or Internet, as well as by mail, if your brokerage firm or financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee with your proxy materials. If you hold your shares in street name and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal No. 3, but do not have the discretion to vote on non-routine matters such as Proposal Nos. 1 and 2. Thus, if you hold your shares in street name and you do not instruct your broker or nominee how to vote on Proposal Nos. 1 and 2, no votes will be cast on your behalf and, therefore, there may be broker non-votes on those proposals. Your broker or nominee will, however, continue to have discretion to vote any uninstructed shares on Proposal No. 3, as that proposal is considered a routine matter under applicable rules. Therefore, no broker non-votes are expected to exist in connection with Proposal No. 3.
Even if you have given your proxy, you still may vote in person if you attend the meeting. Please note, however, that if your shares are held beneficially through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.
Revocability of Proxies
You may revoke or change a previously delivered proxy at any time before the meeting by delivering a written notice of revocation or another proxy with a later date through the Internet or in writing to our corporate Secretary at our headquarters at 150 East 42nd Street, 8th Floor, New York, New York 10017. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.
Board Voting Recommendations
The Board of Directors unanimously recommends that you vote your shares as follows:

•	FOR each of the nominees to the Board of Directors (Proposal No. 1);

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 2); and

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2015 (Proposal No. 3).

If You Plan to Attend the Annual Meeting
Attendance at the Annual Meeting will be limited to stockholders as of the Record Date. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the Record Date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact our Investor Relations department by calling (212) 342-7690 or through an e-mail request to droy@intralinks.com for directions to the Annual Meeting.
If you are a stockholder of record as of the Record Date, you may vote your shares in person by ballot at the Annual Meeting. If you hold your shares of common stock in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting.
If You Receive More Than One Proxy Card
If you hold your shares of common stock in more than one account, you may have received a proxy card for each account. To ensure that all of your Shares are voted, please sign, date and return the proxy card for each account, or follow the Internet voting instructions on your proxy card for each account. You should vote all of your shares of common stock.
If you and other residents at your mailing address own Shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report, notice of annual meeting and proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our annual report, notice of annual meeting and proxy statement to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report, notice of annual meeting and proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.
If you wish to request extra copies, free of charge, of our annual report or proxy statement, please send your request to Intralinks Holdings, Inc., 150 East 42nd Street, 8th Floor, New York, New York, Attention: Investor Relations; call us with your request at (212) 342-7690; or send your request by e-mail to droy@intralinks.com. In addition, you can find copies of our annual report and proxy statement on our website at www.intralinks.com/proxy.
Internet Availability of Proxy Statement and Annual Report on Form 10-K
In accordance with the rules of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy statement, annual report and other materials, referred to as the proxy materials, relating to the Annual Meeting to stockholders, we may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials to inform stockholders when the materials are available on the Internet. If you receive the Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you on how you may access and review all of our proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability of Proxy Materials and would still like to receive a printed copy of our proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability of Proxy Materials.
We intend to commence distribution of the Notice of Internet Availability of Proxy Materials to stockholders on or about June 16, 2015.
We will first make available the proxy solicitation materials at www.proxyvote.com on or about June 16, 2015 to all stockholders entitled to vote at the Annual Meeting.  You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 to stockholders will be made available at the same time and by the same methods.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 15, 2015 by:

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of our capital stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, a person is deemed to be a beneficial owner of our common stock as of April 15, 2015 if that person has a right to acquire ownership within sixty days of that date by the exercise of vested options. A person is also deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Percentages of beneficial ownership in the table below are based on 57,310,360 shares of common stock deemed to be outstanding as of April 15, 2015.
Unless indicated below, the address of each individual listed below is c/o Intralinks Holdings, Inc., 150 East 42nd Street, 8th Floor, New York, New York 10017.

Name and Address of Beneficial Owner	Number	Percent
Stockholders owning approximately 5% or more
Entities affiliated with TA Associates, L.P. (1)	9,358,834	16.3%
Entities affiliated with Rho Capital Partners, Inc. (2)	6,490,503	11.3%
Executive Officers and Directors
Ronald W. Hovsepian (3)	1,767,894	3.1%
Derek Irwin (4)	215,742	*
Rainer Gawlick (5)	201,716	*
Aditya Joshi	—	*
Scott N. Semel (6)	122,726	*
Brian J. Conway (7)	9,411,572	16.4%
Peter Gyenes	190,864	*
Thomas Hale	92,738	*
Habib Kairouz (8)	6,543,241	11.4%
Robert C. McBride	132,738	*
J. Chris Scalet	59,385	*
Patrick J. Wack, Jr. (9)	134,823	*
All executive officers and directors as a group (12 persons) (10)	18,873,439	32.9%

*	Indicates beneficial ownership of less than one percent.

(1)
Includes 7,071,967 shares held by TA X, L.P., 1,616,563 shares held by TA Atlantic and Pacific V L.P., 175,885 shares held by TA Strategic Partners Fund II L.P., 6,161 shares held by TA Strategic Partners Fund II-A L.P., 148,326 shares held by TA Investors II L.P. and 339,932 shares held by TA Subordinated Debt Fund II, L.P. These stockholders are affiliated with TA Associates, L.P. Mr. Conway, one of our directors and a Managing Director at TA Associates, L.P. disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein. The address of record for the above entities is c/o TA Associates, L.P., John Hancock Tower, 200 Clarendon Street, 56th Floor, Boston, MA 02116. With respect to the ownership information relating to stockholders affiliated with TA Associates, L.P., we have relied on information supplied by TA Associates, L.P. on a Schedule 13G filed with the SEC on February 14, 2012 and subsequent information provided to the Company.

(2)
Includes (i) 260,030 shares held by Rho Ventures IV, L.P., (ii) 1,432,203 shares held by Rho Ventures IV Gmbh & Co. Beteiligungs KG, (iii) 1,374,283 shares held by Rho Ventures IV (Q.P.), L.P., (iv) 980,186 shares held by Rho Ventures IV Holdings, LLC, (v) 1,986,389 shares held by Rho Ventures III Holdings, LLC and (vi) 457,412 shares held by Rho Investment Partners Holdings, LLC. These stockholders are affiliated with Rho Capital Partners, Inc., the management company for Rho Ventures. Mr. Kairouz, one of our directors, is a Managing Member of Rho Capital Partners, LLC and Rho Management Ventures IV, L.L.C. and a Managing Director of Rho Capital Partners Verwaltungs GmbH. As such, Mr. Kairouz may be deemed to share voting and investment power over the shares held by entities affiliated with Rho Capital Partners, Inc. and he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of Rho Capital Partners, Inc. is Carnegie Hall Tower, 152 West 57th Street, 23rd Floor, New York, NY 10019. With respect to the ownership information relating to stockholders affiliated with Rho Capital Partners, Inc., we have relied on information supplied by Rho Capital Partners, Inc. on Amendment No. 3 to Schedule 13G filed with the SEC on January 30, 2015 and subsequent information provided to the Company.

(3)
Shares for Mr. Hovsepian include 17,708 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 15, 2015 and 1,138,839 shares of common stock issuable upon exercise of options that were exercisable as of, or exercisable within 60 days of, April 15, 2015.

(4)
Shares for Mr. Irwin include 2,662 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 15, 2015 and 200,000 shares of common stock issuable upon exercise of options that were exercisable as of, or exercisable within 60 days of, April 15, 2015.

(5)
Shares for Mr. Gawlick include 3,317 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 15, 2015 and 173,372 shares of common stock issuable upon exercise of options that were exercisable as of, or exercisable within 60 days of, April 15, 2015.

(6)
Shares for Mr. Semel include 6,013 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 15, 2015 and 67,500 shares of common stock issuable upon exercise of options that were exercisable as of, or exercisable within 60 days of, April 15, 2015.

(7)
Mr. Conway is a Managing Director of TA Associates, L.P. and may be considered to have beneficial ownership of the shares held by entities affiliated with TA Associates, L.P. Mr. Conway disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. See Note 1 above.

(8)
Mr. Kairouz is a Managing Member of Rho Capital Partners, LLC and Rho Management Ventures IV, L.L.C and a Managing Director of Rho Capital Partners Verwaltungs GmbH and may be deemed to share voting and investment power over the shares held by entities affiliated with Rho Capital Partners, Inc. Mr. Kairouz disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. See Note 2 above.

(9)	Shares for Mr. Wack include 100,000 shares of common stock issuable upon exercise of options that were exercisable as of, or exercisable within 60 days of, April 15, 2015.

(10)
This total includes 29,700 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of April 15, 2015 and 1,679,712 shares of common stock issuable upon exercise of options that were exercisable as of, or exercisable within 60 days of April 15, 2015, as described in Notes 3, 4, 5, 6 and 9.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)
The Board of Directors of the Company, referred to herein as the Board, the Board of Directors or our Board of Directors, currently consists of eight directors. Under our certificate of incorporation, the Board is divided into three classes. Presently, Class I of our Board consists of two directors and each of Class II and Class III of our Board consists of three directors. Generally, the directors of each class serve for a term of three years and until their respective successors have been duly elected and qualified, and the terms for the three classes are staggered so that the term of only one class expires each year.
At the Annual Meeting, we are proposing the election of three (3) Class II directors, to hold office until the annual meeting of stockholders to be held in 2018 and until their respective successors have been duly elected and qualified. Upon the recommendation of the nominating and corporate governance committee of our Board of Directors, the Board has nominated Habib Kairouz, Robert C. McBride and Patrick J. Wack, Jr. for election to our Board of Directors. The persons named in the proxy card as proxies will vote to elect each of the nominees, unless you vote against the election of one or more nominees or abstain from voting on the election of one or more nominees, in each case, by marking the proxy card to that effect. If any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for election of a substitute nominee designated by our Board of Directors, or the Board of Directors may reduce the number of directors.
RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS
The following information is furnished with respect to each of our directors, which information is current as of the date of this proxy statement. Information about the number of shares of common stock beneficially owned by each director, directly and indirectly, as of April 15, 2015, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.” The name, age and year in which the current term expires for each director is set forth below:

Name	Age	Position(s)	Term Expires at the Annual Meeting Held in the Year
Ronald W. Hovsepian	54	President, Chief Executive Officer and Director	2016
Patrick J. Wack, Jr.	47	Director, Chairman of the Board	2015
Brian J. Conway (1)(3)	56	Director	2016
Peter Gyenes (1)(2)(3)	69	Director, Lead Independent Director	2016
Thomas Hale (2)	46	Director	2017
Habib Kairouz (1)(3)	48	Director	2015
Robert C. McBride (1)(2)	70	Director	2015
J. Chris Scalet (2)(3)(4)	56	Director	2017

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Member of the Demand Committee.
The following paragraphs provide information as of the date of this proxy statement about our directors. The information presented includes information about each of our director’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that these individuals should serve as directors.
Class II Directors with Terms Expiring in 2015
Habib Kairouz has served as one of our directors since 2001. Mr. Kairouz is a Managing Partner of Rho Capital Partners, Inc., or Rho, an investment and venture capital management company, which he joined in 1993. Prior to joining Rho, Mr. Kairouz worked for five years in investment banking and leveraged buyouts with Reich & Co. and Jesup & Lamont. Mr. Kairouz also serves on the board of directors of public companies ReachLocal, Inc., or ReachLocal, and Everyday Health, Inc., and other private companies. In addition, Mr. Kairouz served on the board of directors of iVillage Inc., a publicly traded company that operates a community website for women, and Bluefly, a publicly traded online retailer. Mr. Kairouz holds an M.B.A. from Columbia University and a B.S. from Cornell University. We believe Mr. Kairouz's qualifications to sit on our Board of Directors include his substantial experience in the development of technology companies, having served on the board of directors of various public and private companies. As a Managing Partner of Rho Capital Partners, Inc., one of our largest stockholders since 2001, Mr. Kairouz has been crucial to our success during his long tenure on our Board of Directors.
Robert C. McBride has served as one of our directors since June 2008. Mr. McBride served as the Chief Financial Officer of Iona Technologies, PLC, or Iona Technologies, a public software and services company, from February 2006 until his retirement in February 2008. From June 2001 to September 2005, Mr. McBride was the Vice President and Chief Financial Officer of Ascential Software Corporation, or Ascential, a public company and leading provider of enterprise data integration software, which was acquired by International Business Machines Corporation, or IBM, in May 2005. Prior to that, Mr. McBride spent 17 years at Data General Corporation (now part of EMC Corporation) where he held various roles of increasing responsibility, including Vice President, Chief Administrative Officer, Corporate Controller and Corporate Treasurer, among other senior financial management positions. He served on the board of directors of Arbor Networks, a private U.S.-based network security products, services and solutions company, until its sale in 2010. Mr. McBride holds an M.B.A. from Washington University and a B.A. from Ohio Wesleyan University. Based on Mr. McBride's over 35-year record of serving on the boards of directors of several companies and his prior public company experience as Chief Financial Officer of Ascential, Iona Technologies and various other financial management positions with large software and technology companies, we believe Mr. McBride is qualified to sit on our Board of Directors and provides valuable input into our strategic and financial affairs, as well as other matters.

Patrick J. Wack, Jr. has served as one of our directors since March 2002 and has served as the Chairman of our Board of Directors since September 2007. Mr. Wack has served as a Venture Partner and independent consultant to Rho Capital Partners, Inc. since December 2008. Mr. Wack served as our President and Chief Executive Officer from March 2002 to August 2007, our Executive Vice President of Business Development from September 1999 to January 2002, and our Chief Operating Officer from July 1997 to September 1999. Prior to Intralinks, Mr. Wack was a director and Chief Operating Officer of Professional Sports Care Management, Inc., a publicly-traded provider of outpatient physical therapy services. In addition to Intralinks, Mr. Wack presently serves on the board of directors of several private companies. Mr. Wack holds a B.S. from Princeton University. Because of Mr. Wack's long history with us and strong leadership and management background, we believe he is ideally qualified to serve as our Chairman.
Class III Directors with Terms Expiring in 2016
Brian J. Conway has served as one of our directors since June 2007. Mr. Conway is a Managing Director and the chairman of the executive committee of TA Associates Management, L.P., or TA Associates, a prominent growth private equity firm, which he joined in August 1984. Prior to his time at TA Associates, Mr. Conway worked in mergers and acquisitions and corporate finance for Merrill Lynch, Pierce, Fenner & Smith Incorporated. Mr. Conway holds an M.B.A. from Stanford University and a B.A. from Amherst College. As a Managing Director of TA Associates, affiliates of which collectively constitute our largest stockholder that acquired a controlling interest in June 2007, Mr. Conway has a thorough understanding of our business and industry and has been instrumental in our development. We believe that Mr. Conway is qualified to sit on our Board of Directors because he brings substantial investing experience in growth-oriented technology companies, having invested in and served on the board of directors of numerous public and private companies.
Peter Gyenes has served as one of our directors since March 2008. On October 27, 2011, the Board elected Mr. Gyenes as the Board's Lead Independent Director. Mr. Gyenes served as the non-executive Chairman of Sophos plc, a privately held global security software company, from May 2006 to September 2012, when he was named Lead Independent Director. Mr. Gyenes served as Chairman and Chief Executive Officer of Ascential, a market leader in data integration software, and its predecessor companies VMark Software, Ardent Software and Informix, from 1996 until it was acquired by IBM in May 2005. Mr. Gyenes also serves on the boards of directors of EnerNOC, Inc. a provider of energy management solutions, RealPage, Inc., a provider of property management software, Pegasystems, Inc., a provider of business process management software and services, Cimpress N.V., a global e-commerce provider focused on mass customization, and Epicor Software Corporation, a provider of software solutions to the manufacturing, distribution, retail and services industries. In addition, Mr. Gyenes served on the boards of directors of Lawson Software, Inc., a provider of enterprise applications software from 2006 to 2011, Applix, Inc., a business intelligence software company from 2000 to 2007, BladeLogic, Inc., a data center automation company, from 2006 to 2008, Netezza Corporation, or Netezza, a provider of data warehouse appliances, from 2008 to 2010, and webMethods, Inc., an enterprise integration software business, from 2005 to 2007. Mr. Gyenes holds an M.B.A. and a B.A. from Columbia University. We believe that Mr. Gyenes is qualified to sit on our Board of Directors because he brings over 40 years of experience in technology, sales, marketing and general management within the computer systems and software industry in the Americas, Europe and Asia/Pacific. He currently serves and has served on the board of directors of public and private companies and has extensive experience with strategic acquisitions and divestitures, team building and corporate governance.
Ronald W. Hovsepian has served as one of our directors since December 15, 2011 when he was appointed President, Chief Executive Officer and Director of the Company. Prior to joining us, Mr. Hovsepian most recently served as President and Chief Executive Officer of Novell, Inc., or Novell, from 2006 until Novell's acquisition by the Attachmate Group in April 2011. He joined Novell in 2003 as President, North America, next served as Executive Vice President and President, Worldwide Field Operations and served as President and Chief Operating Officer from 2005 until his appointment as Chief Executive Officer in 2006. Prior to his time at Novell, Mr. Hovsepian served in a number of executive positions with IBM over an approximately 17-year period. Mr. Hovsepian is also chairman of the board of directors of Ann Taylor Corporation and is a member of the board of directors of ANSYS, Inc. Mr. Hovsepian holds a B.S. from Boston College. We believe Mr. Hovsepian's qualifications to sit on our Board of Directors include his extensive experience as an executive in the technology field.

Class I Directors with Terms Expiring in 2017
Thomas Hale has served as one of our directors since April 2008. Mr. Hale has served as the Chief Product Officer of Homeaway.com, Inc., a public software firm, since July 2010. Prior to Homeaway.com, Mr. Hale served as the Chief Product Officer of Linden Lab, a private software firm, from October 2008 to June 2010 and as an Entrepreneur in Residence at Redpoint Ventures, a venture capital firm, from December 2007 to October 2008 where he engaged with many companies that comprise the technology and competitive landscape relevant to us. Mr. Hale was Senior Vice President/General Manager of the Knowledge Worker business unit of Adobe, Inc., or Adobe, a software firm, where he was in charge of strategy and execution for core Adobe franchises like Adobe Acrobat and Acrobat Connect Professional, a flash-based web conferencing solution, from October 2005 to October 2007. From April 1995 to October 2005, Mr. Hale was Senior Vice President/General Manager of the communications, publishing and training division at Macromedia, Inc., or Macromedia, which was later acquired by Adobe, where he led the company into the web collaboration market with its first software-as-a-service offering. At Macromedia, Mr. Hale served as an executive officer and participated in the operations, governance and administration of a public company of a similar scale to us. Mr. Hale also serves on the board of directors of ReachLocal. Mr. Hale holds a B.A. from Harvard University. We believe that Mr. Hale's qualifications to sit on our Board of Directors include his extensive experience in enterprise collaboration, content and document management and software-as-a-service, encompassing operating disciplines ranging from product development, strategy, sales and marketing and operations.
J. Chris Scalet has served as one of our directors since April 2011. Since October 2012, Mr. Scalet has served as the President and Chief Executive Officer of HMA, LLC, or HMA, a technology and advisory services company he founded. Prior to HMA, Mr. Scalet served as Executive Vice President, Global Services and Chief Information Officer at Merck & Co., Inc., or Merck, a public global research-driven pharmaceutical company, from March 2003 until his retirement in July 2012. Prior to joining Merck, Mr. Scalet was Senior Vice President, Information Technology and Chief Information Officer at International Paper Company from 1998 to 2003 and Vice President, Information Technology and Chief Information Officer at MAPCO, Inc. from 1993 to 1997. In addition, Mr. Scalet served on the board of directors of Netezza, a provider of data warehouse appliances, from June 2009 to November 2010. Mr. Scalet has a B.S. in Operations Research and Computer Science from Oklahoma State University. He also completed an Executive Development Program at the Kellogg School of Management at Northwestern University. We believe that Mr. Scalet's leadership experience and deep knowledge of information technology and services, as well as his expertise in complex global enterprises, adds valuable insight to our Board of Directors as we continue to drive growth within our Enterprise market.
Composition of our Board of Directors
Our Board of Directors currently consists of eight members, all of whom except for Messrs. Hovsepian and Scalet were initially elected pursuant to the board composition provisions of our private company stockholders agreement. These board composition provisions terminated immediately prior to the closing of our initial public offering on August 11, 2010 and there are no further contractual obligations regarding the election of our directors. On February 4, 2011, our Board of Directors approved the Intralinks Holdings, Inc. Policy Governing Director Qualifications and Nominations, which the Board of Directors used as the basis for the nomination and appointment of Mr. Scalet in April 2011. For more information regarding the Company's Policy Governing Director Qualifications and Nominations (as amended and restated in February 2014), see “Corporate Governance - Nomination of Director Candidates” in this proxy statement.
Director Independence.  Our Board of Directors has determined that all members of the Board, except Mr. Hovsepian, are independent, as determined in accordance with the rules of the New York Stock Exchange, or the NYSE, and the SEC. The composition and functioning of our Board of Directors and each of our Board committees complies with all applicable requirements of the NYSE and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.
Staggered Board.  Our Board of Directors is divided into three staggered classes of directors of the same or nearly the same number and each director is assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2017 for Class I directors, 2015 for Class II directors and 2016 for Class III directors.
Our amended and restated certificate of incorporation and amended and restated by-laws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of our Board of Directors.

Board Leadership Structure and Risk Oversight
The positions of Chairman of the Board and Chief Executive Officer are presently separated and have historically been separated at Intralinks. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. While our amended and restated by-laws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. In addition, on October 27, 2011, the Board amended the Intralinks Holdings, Inc. Corporate Governance Guidelines to provide that, at such times when the Chairman of the Board is not an independent director, the Board will appoint an independent director as the Lead Independent Director to preside at all executive sessions of the independent directors and at all meetings at which the Chairman is not present, and to bear such further responsibilities as the Board may designate from time to time. We believe this change further emphasizes our belief that the Board should provide independent oversight of management.
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property as more fully discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our other SEC filings. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The Board of Director's role in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the Board committees below and in the charters of each of the Board committees. The full Board of Directors (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on Intralinks, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant Board committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Committees of our Board of Directors
Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our Board of Directors. Current versions of all of our Board committee charters are available on our corporate website at www.intralinks.com under “Investor Relations.” The composition and functioning of all of our Board committees complies with all applicable rules, regulations and requirements of the Sarbanes-Oxley Act of 2002, the NYSE and the SEC.
Audit Committee.  Messrs. Gyenes, Hale, McBride and Scalet currently serve on our audit committee, which is chaired by Mr. McBride. Our Board of Directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and the NYSE. Our Board of Directors has designated Mr. McBride as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee's responsibilities include:

•	appointing and approving the compensation of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	evaluating our independent registered public accounting firm's qualifications, performance and independence;

•	assuring the regular rotation of our independent registered public accounting firm's audit partners;

•	reviewing the internal audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, as well as our critical accounting policies and practices;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending, based upon its review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases and scripts.
Compensation Committee.  Messrs. Conway, Gyenes, Kairouz and McBride currently serve on our compensation committee, which is chaired by Mr. Gyenes. Our Board of Directors has determined that each member of the compensation committee is “independent” as that term is defined in the applicable rules of the SEC and the NYSE. The compensation committee's responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	retaining, terminating and approving the compensation of any compensation advisers;

•	overseeing and administering our incentive-based and equity-based compensation and similar plans;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with the Board of Directors corporate succession plans for the chief executive officer and other key officers and/or members of senior management.
During 2014, the compensation committee assessed the independence of Radford, an Aon Hewitt Company, or Radford, considering all of the factors required under applicable SEC and NYSE rules, and found Radford to be independent. Radford is directly accountable to the compensation committee. The compensation committee also determined that there were no conflicts of interest that would prevent the compensation committee from continuing to engage Radford. On this basis, during 2014, the compensation committee approved the continued retention of Radford as its independent compensation consultant.
Nominating and Corporate Governance Committee.  Messrs. Conway, Gyenes, Kairouz and Scalet currently serve on our nominating and corporate governance committee, which is chaired by Mr. Gyenes. Our Board of Directors has determined that each member of the nominating and corporate governance committee is “independent” as that term is defined in the applicable rules of the NYSE. The nominating and corporate governance committee's responsibilities include:

•	developing and recommending to the Board of Directors criteria for Board and Board committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors and evaluating nominees for the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each Board committee;

•	developing and recommending to the Board of Directors a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board of Directors and management.
Our Board of Directors may from time to time establish other Board committees. In 2013, our Board of Directors established a Demand Committee in connection with certain legal proceedings as discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 under the heading "Legal Proceedings."

Compensation Committee Interlocks and Insider Participation
During 2014, Messrs. Conway, Gyenes, Kairouz and McBride served as members of our compensation committee. None of the members of our compensation committee has at any time during our last fiscal year been one of our officers or employees and none of the members of our compensation committee is a former officer of the Company or had any relationship requiring disclosure herein. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
Communications with Directors
The Board welcomes your questions and comments. Anyone who wishes to communicate directly with our Board of Directors or an individual member of the Board of Directors may do so by sending such communication by U.S. Mail (including courier or expedited delivery service) addressed to the Chairman of the Board, as a representative of the entire Board of Directors, or to:

Intralinks Holdings, Inc.
c/o General Counsel and Secretary
150 East 42nd Street, 8th Floor
New York, NY 10017
All communications and concerns will be forwarded to our Board, our non-management directors as a group or our Chairman of the Board, as applicable.

CORPORATE GOVERNANCE
Corporate Governance Guidelines, Committee Charters and Disclosure of Corporate Information
On August 3, 2010, the Board approved the Intralinks Holdings, Inc. Corporate Governance Guidelines, or the Corporate Governance Guidelines. In addition, our audit committee, compensation committee and nominating and corporate governance committee each operates in accordance with a charter that has been adopted by the Board. On October 27, 2011, the Board amended the Corporate Governance Guidelines to provide that, at such times when the Chairman of the Board is not an independent director, the Board will appoint an independent director as the Lead Independent Director to preside at all executive sessions of the independent directors and at all meetings at which the Chairman is not present and to bear such further responsibilities as the Board may designate from time to time. On December 4, 2014, the Board further amended the Corporate Governance Guidelines to include a summary of the Company's policy for recoupment of incentive compensation, which is applicable to certain officers of the Company and is described more fully below under the heading "Policy for Recoupment of Incentive Compensation." The Corporate Governance Guidelines, together with the Board committee charters, provide the framework for the governance of the Company. You may view our Corporate Governance Guidelines and the Board committee charters on our corporate website at www.intralinks.com under "Investor Relations."
In today's environment, we recognize that our stockholders and potential investors look to the internet and social media as sources of information about us and we believe that these resources represent important communications channels for us. As a result, in addition to our filings with the SEC and the press releases we issue from time to time, we have used and intend to continue to use our corporate website, www.intralinks.com, our corporate blogs, http://www.intralinks.com/blog, http://www.dealcloserblog.com and http://www.collaboristablog.com, our Facebook page, www.facebook.com/Intralinks, our LinkedIn page, www.linkedin.com/company/intralinks, our YouTube channel, http://www.youtube.com/user/IntraLinksInc, our Google+ channel, http://plus.google.com/+Intralinks, our StockTwits channel, http://stocktwits.com/intralinks, our SlideShare channel, http://slideshare.net/intralinks and our Twitter page, www.twitter.com/intralinks, to disseminate information about our Company, our financial performance, our business and our service offerings, including information that could be deemed to constitute material non-public information. We therefore invite our stockholders, potential investors, the media and others interested in our Company to visit these social media platforms and websites.
Code of Business Conduct and Ethics
On February 4, 2014, the Board adopted and approved our second amended and restated Code of Business Conduct and Ethics, or the Code of Ethics, which applies to all of our employees, officers, directors, and contractors, including those officers and employees responsible for financial reporting. The Code of Ethics was developed as part of our commitment to enhancing our culture of integrity and our corporate governance policies. The Code of Ethics is available on our corporate website at www.intralinks.com under “Investor Relations.” We intend to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on our website.
Restrictions on Trading in Derivative Securities, Hedging Transactions and Pledging Transactions
The Company's insider trading policy provides that the Company's directors, executive officers and certain employees and consultants may not (i) trade in derivative securities that provide the economic equivalent of ownership of any of the Company's securities, (ii) engage in hedging transactions or (iii) engage in pledging transactions at any time unless, in each case, those transactions have been approved in advance by the audit committee, which will consider these requests on a case-by-case basis. The Company's insider trading policy defines pledging transactions to include transactions where a stockholder pledges the Company's securities as collateral for a loan or transactions that involve the modification of existing pledge agreements.
Stock Ownership and Retention Policy
On November 14, 2013, the Board adopted and approved our Stock Ownership and Retention Policy, or the Stock Ownership Policy, which sets forth a minimum stock ownership requirement that is applicable to our non-employee directors, executive officers and Section 16 officers. Under the Stock Ownership Policy, non-employee directors and our Chief Executive Officer are required to hold equity in the Company with a value that is at least equal to three-times their respective base compensation (as that term is defined in the Stock Ownership Policy). All other executive officers are required to hold equity in the Company with a value that is at least equal to one-time their respective base compensation. The Stock Ownership Policy also provides for a phase-in period, which provides that an individual subject to this policy is not required to be in compliance with the minimum stock ownership requirement until five years from the later of November 14, 2013 or the date on which the non-employee director, executive officer or Section 16 officer first became subject to the Stock Ownership Policy. The Stock Ownership Policy also includes certain share retention obligations that apply during an individual's phase-in period. The Stock Ownership Policy is available on our corporate website at www.intralinks.com under "Investor Relations."

Policy for Recoupment of Incentive Compensation
On October 30, 2014, the Board adopted and approved our Policy for Recoupment of Incentive Compensation, or the Clawback Policy, which applies to those employees who have been designated as "officers" for purposes of Section 16 of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. The Clawback Policy provides that if we are required to prepare an accounting restatement due to any material non-compliance with any financial reporting requirement, then a committee of independent directors may require any officer covered by the policy to repay to the Company any incentive compensation received by the officer during the previous three years, to the extent that the committee determines that the incentive compensation was in excess of the amount the officer would have received if the incentive compensation had been calculated based on the financial results reported in the restated financial statement. For purposes of the Clawback Policy, incentive compensation includes income related to annual bonuses and long term equity incentive compensation.
Anti-Corruption and Anti-Bribery Policy
On July 29, 2014, the Board approved our amended and restated Statement of Company Policy on the Prevention of Corruption and Bribery, or the FCPA Policy. The purpose of the FCPA Policy is to help ensure that we and our directors, officers and employees strictly comply with the law in all countries in which the Company operates by prohibiting corrupt and other improper payments in the conduct of the Company’s international business including (i) the Foreign Corrupt Practices Act of 1977, as amended, a provision of the Exchange Act; (ii) the U.K. Bribery Act of 2010; and (iii) the anti-corruption laws and regulations of other countries in which the Company operates.
Anti-Fraud Policy
On July 29, 2014, the Board approved our amended and restated Statement of Company Policy on Fraud and the Prevention of Fraud, or the Anti-Fraud Policy. The purpose of the Anti-Fraud Policy is to provide our officers, directors, employees, agents and contractors with key policies and procedures to follow in order to prevent, detect and deter acts or attempted acts of fraud, whether committed against, or on behalf of, the Company.
Nomination of Director Candidates
Policy Governing Director Qualifications and Nominations. On February 4, 2014, our Board of Directors approved the amended and restated Intralinks Holdings, Inc. Policy Governing Director Qualifications and Nominations, or the Nominations Policy, which sets forth the process for identifying and evaluating director nominees and the minimum qualifications that an individual must satisfy to be considered for nomination. The Nominations Policy is available on our corporate website at www.intralinks.com under "Investor Relations." Under the Nominations Policy, when evaluating a candidate, the nominating and corporate governance committee reviews the candidate’s experience, skills and personal qualities. In particular, the nominating and corporate governance committee will consider whether candidates for director possess the following attributes:

•	demonstrated accomplishment in his or her respective field, with superior reputation, credentials and recognition;

•	reputation for high standards of integrity, commitment and independence of thought and judgment;

•	significant business or professional experience;

•	exceptional understanding of one or more industries particularly relevant to the business of the Company;

•
availability to devote appropriate time to the affairs of the Company, including attendance at all meetings of the Board and the Board committees on which he or she may serve. In particular, the nominating and corporate governance committee may consider the geographic location of a candidate and the time demands and constraints of his or her present employment or other commitments; and

•	demonstrated history of attending and actively contributing at board meetings and working well with the other directors.
In addition to these minimum qualifications, the nominating and corporate governance committee recommends that the Board select persons for nomination to help ensure that (1) a majority of the Board will be “independent” in accordance with applicable standards promulgated by the SEC, NYSE or any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company; (2) each of our audit, compensation and nominating and corporate governance committees shall be comprised entirely of independent directors; (3) at least one member of the audit committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC; and (4) all members of the audit committee shall have financial sophistication, including the ability to qualify as “financially literate” under NYSE corporate governance listing standards.
Finally, in addition to any other standards the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the Board, the nominating and corporate governance committee may consider the following factors when selecting and recommending that the Board select persons for nomination:

•	whether the nominee has significant executive or other senior management experience, particularly in the industries or markets in which the Company operates;

•	whether the nominee is active in professional networks, markets or industries that are relevant to the Company’s business;

•
whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of opinions, perspectives, personal and professional experiences and backgrounds and other differentiating characteristics;

•	whether the nominee has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; and

•	the extent of the nominee’s general understanding of elements relevant to the success of a publicly-traded company.
We do not have a formal diversity policy. However, as part of its evaluation of director candidates and in addition to other standards it may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the nominating and corporate governance committee considers whether each candidate, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience. Accordingly, the Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.
Stockholder Nominations.  Our by-laws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The nominating and corporate governance committee also reviews, evaluates and proposes prospective candidates for our Board and considers nominees properly recommended by stockholders. Stockholders wishing to submit nominations for consideration at our annual meeting must provide timely written notice to our Secretary in accordance with the Company’s by-laws and otherwise follow the procedures set forth in the by-laws. Stockholders that wish to make director candidate recommendations outside of the annual meeting process may do so by submitting their recommendations to the chairman of the nominating and corporate governance committee. Stockholders may contact the Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder nominations and proposals. For more information pertaining to stockholder proposals, see “Other Matters - Stockholder Proposals.”
Related Person Transaction Policy
On August 3, 2010, the Board adopted the Intralinks Holdings, Inc. Related Person Transaction Policy, a written policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. For more information regarding these transactions, see “Certain Relationships and Related Party Transactions” in this proxy statement.
Policy Governing Director Attendance at Annual Meetings of Stockholders
Our policy is to encourage all of our directors to be present at our annual stockholder meetings. All of our directors attended our 2014 annual meeting of stockholders.
Board and Committee Meetings
The following table sets forth the number of meetings held during the fiscal year 2014 by the Board and by each standing committee thereof. During 2014, each of our directors attended at least 75% of the total number of meetings of the Board and of the standing Board committees of which he was a member during the time he was a member of the Board.

Number of Meetings Held
Board of Directors	6
Audit Committee	9
Compensation Committee	6
Nominating and Corporate Governance Committee	3
Board of Directors’ Evaluation Program
The Board performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the Board of Directors conducts its own self-evaluation, which is reported to the Board of Directors. The Board of Directors retains the authority to engage its own advisors and consultants.

DIRECTOR COMPENSATION
On April 27, 2011, the Board approved the Intralinks Holdings, Inc. Non-employee Director Compensation Policy, or the Director Compensation Policy, effective as of January 1, 2011. The purpose of the Director Compensation Policy is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber directors who are not employees or officers of the Company or its subsidiaries. Under the Director Compensation Policy, all non-employee directors are paid annual cash retainers as follows:

Annual Retainer
Board:
Chairman	$100,000
Lead Independent Director	$110,000
Members	$40,000
Audit Committee:
Committee Chairman	$25,000
Committee Members	$15,000
Compensation Committee:
Committee Chairman	$15,000
Committee Members	$10,000
Nominating and Corporate Governance Committee:
Committee Chairman	$10,000
Committee Members	$5,000
The annual retainer is paid quarterly in advance. The amount of the annual retainer would be ratably reduced if a non-employee director were elected to the Board of the Directors at a point in time other than in connection with an annual meeting of stockholders.
In addition to the annual cash retainer, all non-employee directors are also eligible to participate in the Company’s stock option and incentive plans. On the effective date of joining the Board of Directors, each newly-elected non-employee director (i.e., each director joining the Board of Directors for the first time) is granted, under the Company’s 2010 Equity Incentive Plan, an award of restricted common stock with a value of $150,000 based on the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, referred to as an Election Stock Grant. Election Stock Grants vest quarterly over three years from the effective date of joining the Board; provided that, if not already vested, the Election Stock Grant shall fully vest on the date of the third annual meeting of stockholders following the date of grant.
In addition to the Election Stock Grants, on the date of each annual meeting of the Company’s stockholders, each non-employee director (including any newly-elected director who has received an Election Stock Grant) will be granted, under the Company’s 2010 Equity Incentive Plan, an award of restricted common stock with a value of $100,000 based on the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, referred to as an Annual Stock Grant. The amount of the initial Annual Stock Grant for newly-elected directors is ratably reduced based on the duration of such directors’ service on the Board of Directors prior to the annual meeting of the Company’s stockholders. Annual Stock Grants vest quarterly over one year following the date of the annual meeting of the Company’s stockholders; provided that, if not already vested, each Annual Stock Grant will fully vest on the date of the first annual meeting of stockholders following the date of grant.
Both the Election Stock Grants and the Annual Stock Grants vest in full immediately upon a change in control of the Company.
The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors or committees of the Board of Directors. In addition to its standing committees, in 2013, the Board of Directors established a Demand Committee and authorized the payment of a $15,000 per annum retainer to the chair of that committee, to be paid quarterly in advance.
We do not pay any compensation for serving on our Board of Directors to any of our employee directors. Accordingly, our Chief Executive Officer, Ronald W. Hovsepian, does not receive additional compensation for his service as a member of our Board of Directors.
The following table sets forth a summary of the compensation we paid to our non-employee directors in the year ended December 31, 2014:

DIRECTOR COMPENSATION TABLE — 2014

Name (1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	All Other Compensation	Total
Patrick J. Wack, Jr.	$100,000	$100,000	$—	$200,000
Brian J. Conway	$55,000	$100,000	$—	$155,000
Peter Gyenes	$150,000	$100,000	$—	$250,000
Thomas Hale	$55,000	$100,000	$—	$155,000
Habib Kairouz	$55,000	$100,000	$—	$155,000
Robert C. McBride	$75,000	$100,000	$—	$175,000
J. Chris Scalet	$75,000	$100,000	$—	$175,000

(1)
Mr. Hovsepian has been omitted from this table because he received no compensation for serving on our Board of Directors. Mr. Hovsepian's compensation as President and Chief Executive Officer for 2014 is detailed in Compensation Discussion and Analysis below under the heading “Summary Compensation Table.”

(2)
Represents the annual retainer for membership on our Board and standing committees of the Board, which is paid on a quarterly basis in advance, earned by the respective director in 2014. In the case of Mr. Scalet, this amount also includes an additional retainer payment of $15,000 per year related to his service as chair of the Demand Committee.

(3)
Amounts reflect the grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 -Stock Compensation for a restricted stock award made on July 29, 2014 for 12,315 shares of our common stock. For a discussion of the assumptions used in these valuations, see note 11 to our consolidated financial statements for the year ended December 31, 2014, included in our Annual Report on Form 10-K for the fiscal year 2014. See also our discussion of share-based compensation under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year 2014.

The non-employee members of our board of directors who held such position on December 31, 2014 held the following aggregate number of unexercised options and unvested shares of restricted stock as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Unvested Shares of Restricted Stock
Patrick J. Wack, Jr.	100,000	9,236
Brian J. Conway	—	9,236
Peter Gyenes	—	9,236
Thomas Hale	—	9,236
Habib Kairouz	—	9,236
Robert C. McBride	—	9,236
J. Chris Scalet	—	9,236
Limitation of Liability and Indemnification Arrangements
As permitted by the Delaware General Corporation Law, we adopted provisions in our amended and restated certificate of incorporation and amended and restated by-laws that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, our amended and restated by-laws provide that:

•	we will indemnify our directors, officers and, in the discretion of our Board of Directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and

•
we will advance expenses, including attorneys’ fees, to our directors and, in the discretion of our Board of Directors, our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We have also entered into indemnification agreements with each of our executive officers and directors. These agreements provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.
We also maintain general liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
These indemnification agreements and insurance coverage may discourage stockholders from bringing a lawsuit against one or more of our directors or officers in the future for any breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

MANAGEMENT
The following table sets forth certain information about our executive officers and key employees as of the date of this statement:

Name	Age	Position(s)
Executive Officers
Ronald W. Hovsepian	54	President, Chief Executive Officer and Director
Derek Irwin	50	Chief Financial Officer
Rainer Gawlick	47	Executive Vice President, Global Sales
Aditya Joshi	46	Executive Vice President, Products
Scott N. Semel	59	Executive Vice President, General Counsel and Secretary

Key Employees
Jose Almandoz (1)	48	Executive Vice President, Business Operations, Services and Chief Information Officer
Thor Johnson	62	Chief Marketing Officer
Russell Poole	60	Executive Vice President, Human Resources
(1) On March 11, 2015, in connection with Mr. Joshi’s increased responsibilities, our Board of Directors determined that Mr. Almandoz no longer qualifies as an executive officer.
The following paragraphs provide information as of the date of this proxy statement about our executive officers and key employees.
Ronald W. Hovsepian — Please see the biographical information provided in the section of this proxy statement entitled "Board of Directors."
Derek Irwin joined us in September 2012 as our Chief Financial Officer and an executive officer of our Company.  Prior to joining us, Mr. Irwin served as the Chief Financial Officer of DoubleVerify Inc., an online media verification and compliance company, since May 2012. From November 2010 to April 2012, he served as the Executive Vice President and Chief Financial Officer of HIT Entertainment, a children's entertainment company acquired by Mattel, Inc. in February 2012. Prior to joining HIT Entertainment, Mr. Irwin spent five years with The Nielsen Company B.V., or Nielsen, a marketing and media information company, serving as Senior Vice President of Finance for the Global Media Client Services division from 2009 to 2010, Senior Vice President of Finance for the Business Media division from 2005 to 2006 and again from 2007 to 2008, and Vice President of Transformation from 2006 to 2007. Prior to joining Nielsen, he held senior level financial positions at Ziff Davis Holdings Inc., a media company, Monster Worldwide, Inc., an online job site, and Major League Baseball. Mr. Irwin started his career at Ernst & Young LLP. Mr. Irwin served on the board of directors and audit committee of TheStreet, Inc. from November 2007 to September 2012. Mr. Irwin holds a B.S. in Accounting from Lehigh University and is a certified public accountant.
Rainer Gawlick has served as our Executive Vice President, Global Sales since July 2014 and an executive officer of our Company since August 2013. Between January 2013 and June 2014, Mr. Gawlick served as our Executive Vice President, Global Sales and Marketing and, between April 2012 and January 2013, Mr. Gawlick served as our Executive Vice President and Chief Marketing Officer. Prior to joining us, Mr. Gawlick served as Chief Marketing Officer of Sophos, Ltd. from August 2008 to April 2012. Mr. Gawlick's prior positions include, from April 2005 to September 2008, Vice President of Worldwide Marketing and Strategy of SolidWorks Corp., and from April 2003 to April 2005, Executive Vice President of Marketing, Customer Support, and Regulatory Affairs at Lightship Telecom, Inc. Mr. Gawlick holds an undergraduate degree in Physics from the University of California, Berkeley and a Ph.D. in Computer Science from the Massachusetts Institute of Technology. Mr. Gawlick has also served as a member of the board of directors of Proto Labs, Inc., a NYSE-listed company, since 2008.
Aditya Joshi has served as our Executive Vice President, Products since August 2014 and an executive officer of our Company since March 2015. Prior to joining us, Mr. Joshi served in a variety of key roles at Avid Technology from August 2011 to August 2014, including Vice President of Product and, prior to that, Vice President and General Manager of Avid Technology’s Media Enterprise product.  Mr. Joshi also served as the Chief of Staff at Novell from May 2009 to August 2011 and as Vice President of Services, Americas from February 1998 to April 2009.  Prior to that, Mr. Joshi held several consulting roles for Cambridge Technology Partners, Claremont Technology Group and Accenture.  Mr. Joshi holds a B.S. in physics and mathematics and a M.S. in computer science from the University of Bombay and has completed the general management program from the Harvard Business School.
Scott N. Semel joined us in January 2012 as our Executive Vice President, General Counsel and Secretary and an executive officer of our Company. Prior to joining us, from September 2008 to April 2011, Mr. Semel served as Senior Vice President, General Counsel and Secretary of Novell. Prior to his time with Novell, from late 2006 to June 2008, Mr. Semel was Chief Legal

Officer and Corporate Secretary of Tele Atlas N.V., a Dutch Euronext company providing digital mapping and navigation solutions. During 2006, Mr. Semel also engaged in the private practice of law with GTC Law Group LLC, a boutique law firm that specializes in IP strategy, mergers and acquisitions, and business and technology transactions. Mr. Semel served as Vice President, General Counsel and Secretary of Ascential, a NASDAQ-listed company providing enterprise data integration, from 2001 through April 2005, when Ascential was sold to IBM, after which Mr. Semel served as Associate General Counsel-Legal Transition Executive at IBM. Prior to that, Mr. Semel served as Vice President, General Counsel and Secretary to NaviSite, Inc., a NASDAQ-listed company. Prior to that, Mr. Semel also served as general counsel to other public and private companies and engaged in the private practice of law.
Jose Almandoz has served as our Executive Vice President, Business Operations, Services and Chief Information Officer since December 2013. He joined the Company in April 2012 as Executive Vice President, Business Operations. Prior to joining us, Mr. Almandoz held various management positions at Novell since 2001, including Chief of Staff, Chief Information Officer, Vice President, Global Field Operations and Corporate Planning and President and General Manager, Latin America. Prior to his time with Novell, Mr. Almandoz was with Cambridge Technology Partners from October 1996 to June 2001, where his final position was General Manager CRM & eBusiness Latin America. Mr. Almandoz holds a B.S. in Computer Science from Universidad Simon Bolivar and a M.B.A. in Management Engineering from Universidad Metropolitana.
Thor Johnson has served as our Chief Marketing Officer since July 2014. Prior to joining us, from 2010 through July 2014, Mr. Johnson advised large financial services, publishing, software and manufacturing companies on marketing and marketing technology and, from 2008 to 2009, he served as the Senior Vice President, Media Markets, for GyPSii/GeoSolutions B.V. Prior to those positions, from 2004 to 2008, Mr. Johnson served as the chief marketer for Eloqua Corporation, or Eloqua, a leader in SaaS marketing software that is now part of Oracle Corporation. Prior to Eloqua, Mr. Johnson ran the Boston and New York offices of digital agency Agency.com, where he served as President. Mr. Johnson began his marketing career with Schlumberger in Paris, France. Mr. Johnson has a B.S. in computer science from Brown University and an M.B.A. from Harvard Business School.
Russell Poole has served as our Executive Vice President, Human Resources since January 2014. Prior to joining us, Mr. Poole was an independent consultant from April 2011 to December 2013, providing advice on various issues surrounding business transactions and other human resources activities.  Prior to that, from 2000 to 2011, Mr. Poole served as Novell’s Vice President of Worldwide Human Resource/Law, then Vice President, Senior Human Resources Partner and finally Senior Vice President of Human Resources, where he was responsible for all human resources activities. Prior to Novell, Mr. Poole worked at the Union Pacific Resources Company as senior counsel and later managing human resource counsel. Mr. Poole holds a Bachelor of Business Administration from the University of Michigan, a J.D. from Michigan State University College of Law and an LL.M. in Taxation from Boston University.

COMPENSATION DISCUSSION AND ANALYSIS
This section discusses our executive compensation policies and arrangements as they relate to the following individuals to whom we refer as our named executive officers for the fiscal year ended December 31, 2014:

•	our President and Chief Executive Officer, Ronald W. Hovsepian;

•	our Chief Financial Officer, Derek Irwin;

•	our Executive Vice President of Business Operations, Services and Chief Information Officer, Jose Almandoz;

•	our Executive Vice President of Global Sales, Rainer Gawlick; and

•	our Executive Vice President, General Counsel and Secretary, Scott N. Semel.
The following discussion should be read together with the compensation tables and related disclosures set forth below.
Executive Summary
We are a leading global provider of Software-as-a-Service, or SaaS, solutions for secure enterprise content collaboration within and among organizations. Our cloud-based solutions enable organizations to manage, control, track, search and exchange time-sensitive information inside and outside the firewall, all within a secure and easy-to-use environment. Our customers rely on our cost-effective solutions to manage large amounts of electronic information, accelerate information-intensive business processes, reduce time to market, optimize critical information workflows, meet regulatory and risk management requirements and collaborate with business counterparties in a secure, auditable and compliant manner. We help our customers eliminate many of the inherent risks and inefficiencies of using email, fax, courier services and other existing solutions to collaborate and exchange information.
We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers who share our philosophy and desire to work toward our goals. To support these compensation objectives, we strive to provide a competitive total compensation package to our executive officers that we believe:

•	links executive compensation to the achievement of both near-term corporate targets and long-term business objectives and strategies;

•	aligns the interests of our executive officers with those of our stockholders and supports the strategic direction of our business;

•	reflects the level of accountability and future potential of each executive and the achievement of outstanding individual results;

•	increases the proportion of compensation that is “performance based” as an executive’s level of responsibility increases, but without encouraging excessive or unnecessary risks;

•	encourages behavior consistent with our values and reinforces ethical business practices;

•	provides our executives with total compensation opportunities that are competitive for comparable positions at companies with whom we compete for talent; and

•	reflects internal pay equity, ensuring team behavior consistent with the requirement for cross-organizational superior results.
We use a combination of base salary, annual cash incentive compensation and long-term equity incentive compensation to create a competitive compensation package for our executive management team that is also performance-based. In addition, we have entered into severance and change in control arrangements with our executives. Our executives are also eligible to participate in benefits plans that are generally available to our U.S.-based salaried employees, including medical, dental, vision, group life and accidental death and dismemberment insurance, short- and long-term disability insurance and our 401(k) savings plan. The table below describes each element of the program and its link to our compensation objectives.

Compensation Objectives
Compensation Element	Attract and retain highly-qualified executive talent	Incentivize achievement of our overall business objectives	Differentiate rewards based on individual performance	Incentivize and reward long-term performance in alignment with stockholders’ interest
Base Salary	✓
Annual Cash Incentive Plan	✓	✓	✓
Stock Options	✓	✓	✓	✓
Restricted Stock Units and Restricted Stock Awards	✓		✓	✓
Benefits, Perquisites, and Other Compensation, including severance and change in control arrangements	✓
A significant portion of executive compensation is performance-based, subject to increase when results exceed corporate targets, reduction when results fall below target, and elimination if results do not achieve threshold levels of performance. We consider stock options to be performance-based compensation because they only have intrinsic value if the Company's share price goes up over time. The performance measures used in our 2014 incentive compensation program included bookings, revenue and operating income before bonus, which is calculated by subtracting bonus expense from non-GAAP (generally accepted accounting principles in effect in the United States) adjusted operating income (revenue minus operating expense). Please refer to the narrative preceding the table of performance metrics below for an explanation of how we calculated our performance measures that are non-GAAP financial measures.
The following charts set forth the components of the total compensation paid to our President and Chief Executive Officer, and to the other four individuals as a group who were named executive officers during 2014, for the year ended December 31, 2014, as well as the portion of total 2014 compensation that was performance based, determined in each case based on the amounts set forth in the Summary Compensation Table included below. In accord with 162(m) regulations, stock options, performance-based stock awards and non-equity incentive plan compensation are considered "Performance Based Compensation" and all other elements of compensation are considered "Other Compensation."
Ronald W. Hovsepian, President and Chief Executive Officer:

Other 2014 Named Executive Officers as a Group:
2014 Corporate Performance
We entered 2014 with an engaged team of executive officers and a clear strategic focus that we had developed during 2012, when we had evaluated the Company's business and refined the Company's strategic plan, and which we had then refined and carried forward during 2013. For 2014, we focused on several key goals, including building additional momentum for our core mergers and acquisitions, or M&A, business and developing our Enterprise business. In addition, during 2014, we continued investing in our back-office operations to position the Company to scale profitably as we accelerate revenue growth over the coming years.
In 2014, we made substantial positive progress in executing against our strategic plan. Highlights from 2014 include:

•	We continued to invest in our M&A business, where we have strong brand recognition and a compelling value proposition for our customers.

•
In January 2014, we announced Intralinks VIA Enterprise, a new version of our Intralinks VIA product that incorporates advanced capabilities of the Intralinks Platform previously available in our Intralinks Connect product. With Intralinks VIA Enterprise, customers can manage the full lifecycle of content, both inside and across the enterprise boundary, from ad hoc creation and editing, through structured storage and publication, to final archiving and disposal.

•
In April 2014, we announced the acquisition of docTrackr, a provider of document security solutions. During 2014, we incorporated docTrackr’s innovative security and information rights management, or IRM, technology into our Intralinks VIA® offering, providing users of that application solution with rich, plug-in free document access controls.

•
In October 2014, we announced Intralinks VIA 2.0, a new version of our Intralinks VIA product that includes a completely redesigned user interface, new security functionality and the ability to natively view Microsoft Office files (through an integration with Microsoft Office Online) inside the product. Intralinks VIA 2.0 is also the first file sharing and collaboration solution to provide customer-managed encryption keys as an option, which provides customers with greater control over their data.

•	We continued to invest in back-office systems that we believe will make us more operationally efficient and enable us to grow effectively.

•	We also invested in expanding our sales force and in developing new sales and marketing processes and programs, as well as in refining our brand proposition and go-to-market capabilities.
Today, we have a robust technology platform, a leadership position in several markets, a strong financial position and positive cash flow from operations that we believe will allow for increased investments in our business to accelerate long-term revenue growth and create stockholder value.  This solid foundation reflects the efforts of all of our employees in 2014.  In 2014, we met or exceeded all threshold levels within our annual cash incentive plan and, as a result, the compensation committee of our Board of Directors approved payouts based on this level of performance.  For more detail on these compensation decisions, please see the discussion below under the heading “Annual Incentive Compensation.”
Executive Compensation Best Practices
Other features of our executive compensation program include:

•	We do not generally provide any perquisites to our named executive officers.

•	We do not offer retirement or pension plans other than our 401(k) savings plan.

•	We do not provide tax gross ups for executives.

•	Our annual cash incentive programs include a cap on maximum payouts set at 140% of “target” incentive levels.

•
Our insider trading policy prohibits our named executive officers from engaging in short sales of Company securities or using Company securities as collateral in margin accounts and it also prohibits hedging and pledging transactions without prior consent from our audit committee.

•
Subject to the phase-in periods set forth in our Stock Ownership Policy (which is described in more detail under "Corporate Governance" elsewhere in this proxy statement), we require our Chief Executive Officer to hold Intralinks stock that is at least equal in value to three-times his current base salary and we require our other executive officers to hold Intralinks stock that is at least equal in value to their current base salaries.

•
In 2014, the Board of Directors adopted our Clawback Policy (which is described in more detail under "Corporate Governance" elsewhere in this proxy statement), which provides that if we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, a committee of independent directors may require a covered officer to repay the Company any incentive compensation received by that officer in excess of the amount the officer would have received based on the restated financial statement.

•
The compensation committee has sole authority to engage the services of and approve the compensation of outside consultants, which authorization is aimed to ensure that the compensation committee receives independent and unbiased advice and analyses.

•
We have reviewed our compensation policies and practices for all employees and believe that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company.

Consideration of 2014 Advisory Vote on Executive Compensation
In 2014, we asked our stockholders, through an advisory vote, to approve the compensation of our named executive officers for the 2013 fiscal year, as described in our 2014 proxy statement. The 2014 advisory vote received strong support from stockholders, garnering an 87.1% affirmative vote. The compensation committee considered the vote and other input received from stockholders and made no significant changes to its compensation decisions and policies for 2014 in light of that strong support and because it generally continued to find the existing approach appropriate for business in the current market environment. The compensation committee will, in consultation with its outside compensation consultant, consider changes to the Company's executive compensation program as appropriate in response to input from stockholders and evolving factors such as the nature of the Company's business environment and the competition the Company faces in attracting and retaining executive talent.
Role of Compensation Committee and Executive Officers
Our executive compensation program is administered by the compensation committee of our Board of Directors. Our compensation committee operates under a written charter adopted by our Board of Directors, which provides that the compensation committee has overall responsibility for:

•	overseeing our executive compensation policies, plans and programs,

•	reviewing our achievements as a company,

•	reviewing the achievements of our individual executive officers,

•	determining the type and level of compensation of our Chief Executive Officer and our other executive officers, and

•	making recommendations to our Board with respect to the compensation of our directors.
In reviewing and approving these matters, our compensation committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders and our ability to attract and retain qualified and committed individuals.
For executive officers other than our Chief Executive Officer, the compensation committee typically seeks and considers input from our Chief Executive Officer regarding the responsibilities, performance and compensation of those other executive officers. Specifically, our Chief Executive Officer makes recommendations regarding base salary increases, incentive compensation and the grant of stock options and other equity awards to our other named executive officers. These recommendations reflect compensation levels that our Chief Executive Officer believes are qualitatively commensurate with an executive officer's individual qualifications, experience, responsibility level, functional role, knowledge, skills and individual performance, as well as our Company's performance and the market for the position. Our Chief Executive Officer also generally participates in our compensation committee's deliberations about executive compensation matters. However, Mr. Hovsepian has not participated in the deliberation or determination of his own compensation. Our compensation committee considers our Chief Executive Officer's recommendations with respect to the other executive officers, but is not required to follow any of his recommendations and may adjust his recommendations up or down as it determines in its discretion. Our compensation committee or Board of Directors approves the specific compensation for all of our executive officers.

Role of Compensation Consultant
Our compensation committee has the authority to engage the services of outside consultants and advisors to assist it in making decisions regarding the establishment of our compensation programs and philosophy. Effective September 2012, our compensation committee retained Radford, an Aon Hewitt company, as its independent compensation consultant to advise the compensation committee on matters related to executive officer and director compensation, and Radford continued to advise the compensation committee during 2014. As part of this engagement, the compensation committee asked Radford to conduct a review of our 2013 peer group, make recommendations for our 2014 peer group and perform market analysis for 2014 compensation planning purposes. In addition, the Company provides data for and subscribes to three off-the-shelf surveys produced by Radford, titled Radford Global Technology Compensation Survey, Radford Global Sales Survey, and Radford U.S. Benefits Survey, which our management team uses for non-executive compensation and benefits planning purposes. Radford also provided occasional custom reporting services based on these off-the-shelf surveys, which services were immaterial and did not impact Radford's independence. During 2014, Radford did not provide any services to us other than the executive compensation consulting services provided to our compensation committee and the sale of the off-the-shelf surveys and custom reports used by our management team as described above. Our compensation committee has determined that Radford is independent.
Based on our talent strategy, which is focused on attracting and retaining executives with the experience and capability to lead long-term sustainable growth, the companies selected for our 2014 peer group include a range of smaller, comparable, larger and more complex companies that represent realistic labor market competitors. Specifically, our peer group selection criteria included:

•	Companies that are similar with respect to industry, product offering, business model and geographic scope; and

•	Companies of comparable complexity based on:

◦	Revenue — targeted companies range between one-third to three times our trailing twelve month revenues; and

◦	Market Capitalization — targeted companies range between one-third to three times our current market value.
In selecting our 2014 peer group, we reviewed our 2013 peer group against our selection criteria and peer group overlap based on their status as labor market and business competitors. Following this review, no changes were made to the composition of our peer group.
The resulting 2014 peer group list approved by our compensation committee, which is set forth below, contains 22 named peers. We believe that a peer group of approximately this size is appropriate as it allows for greater continuity in future years if any of the named peers are disqualified as a result of acquisition or other factors. The following companies constitute the 2014 peer group from which data was analyzed by Radford to assist our compensation committee in setting executive officer compensation for 2014:

Actuate Corporation	Advent Software, Inc.	Aspen Technology, Inc.
athenahealth, Inc.	Blackbaud, Inc.	Bottomline Technologies, Inc.
BroadSoft, Inc.	Commvault Systems, Inc.	Concur Technologies, Inc.
Constant Contact, Inc.	DealerTrack Holdings, Inc.	Interactive Intelligence, Inc.
Jive Software, Inc.	LogMeIn, Inc.	Manhattan Associates, Inc.
Medidata Solutions, Inc.	NetSuite, Inc.	Qlik Technologies, Inc.
RealPage, Inc.	Solar Winds, Inc.	Tyler Technologies, Inc.
VASCO Data Sec Intl, Inc.

The peer group is reviewed annually and we may replace companies in our compensation peer group with others from time to time due to factors such as merger and acquisition activity, changes in market position and company size relative to our own, or the emergence of new competitors.
Elements of Compensation
The elements of our executive compensation program include the following:

•	base salary;

•	annual performance-based incentive cash compensation;

•	stock-based incentive awards, such as stock options, restricted stock units and restricted stock awards; and

•	severance and change in control arrangements.
In addition, we provide our executives with benefits that are generally available to our U.S.-based salaried employees, including medical, dental, vision, group life and accidental death and dismemberment insurance, short- and long-term disability insurance and our 401(k) savings plan. We also offer to all of our U.S.-based employees, including our executive officers, a Company match under our 401(k) savings plan.

Our compensation committee has not established any formal policies or guidelines for allocating compensation between current and long-term equity compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short-term and long-term goals and objectives, our compensation committee relies on its judgment rather than adopting a formulaic approach to compensation decisions. However, we generally strive to manage base salaries at or near the market median for our peer group, with strong rewards via our cash and stock incentive programs when results exceed our corporate targets and, conversely, reduction (or elimination) when results fall below our corporate targets.
Base Salary
We provide base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. Base salary also provides guaranteed cash compensation to secure the services of our executive talent. The base salaries of our named executive officers are primarily established based on the scope of their responsibilities, experience, performance and contributions, taking into account comparable company data provided by the compensation consultant retained by our compensation committee and based upon our compensation committee's understanding of compensation paid to similarly situated executives, adjusted as necessary to recruit or retain specific individuals. We typically review the base salaries of our named executive officers annually and may also increase the base salary of a named executive officer at other times if a change in the scope of the executive's responsibilities, such as a promotion, justifies such consideration. Executive officer base salaries are generally set at levels that are proportionately higher than other managers in our Company to recognize their greater role in our success and additional managerial responsibilities.
We believe that providing a competitive base salary relative to the companies with which we compete for executives is a necessary element of a compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Accordingly, the compensation philosophy and approach of our compensation committee is to generally provide base salaries for each of our executive officers at or near the 50th percentile base salary amount of similarly situated executives in our peer group.
Based on the above compensation philosophy, and following its annual evaluation of salaries in 2014 for our named executive officers, our compensation committee determined not to adjust the base salaries of Messrs. Hovsepian, Irwin, Gawlick and Semel. At this same time, the compensation committee increased the base salary of Mr. Almandoz from $270,000 to $285,000 effective April 1, 2014, in light of his additional role, which commenced in December 2013, overseeing the Company's Client Services function and serving as our Chief Information Officer, and based upon the compensation committee's review of market data and considerations of internal pay equity.
Annual Incentive Compensation
We believe that some portion of annual cash compensation for our named executive officers and other key employees should be contingent upon successful company performance. Therefore, our named executive officers and other key employees are eligible to receive annual cash incentive compensation, referred to as a performance bonus, which is generally tied to overall Company performance. Our compensation committee established a cash incentive compensation program consistent with the foregoing principles.
For 2014, we adopted an annual incentive bonus plan under our 2010 Equity Incentive Plan, as amended and restated to date. The 2010 Equity Incentive Plan provides, among other things, for the payment of cash-based awards. This 2014 Annual Incentive Plan includes corporate performance metrics and corresponding target bonus levels for our named executive officers and other key employees. For 2014, each named executive officer was eligible for a target cash-based performance bonus award under the 2014 Annual Incentive Plan that is tied to attainment of corporate performance targets for 2014. Each year, typically within the first 90 days of the year, our compensation committee selects the applicable corporate performance metrics for the fiscal year, which may include some or all of the following: cash flow (including, but not limited to, operating cash flow and free cash flow); revenue (including, but not limited to, total company revenue and revenue in specific industries or use cases); bookings; EBITDA (earnings before interest, taxes, depreciation and amortization); net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of our common stock; acquisitions or strategic transactions; operating income (loss); return on capital, assets, equity, or investment; stockholder returns; return on sales; gross or net profit levels; productivity; expense, margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of our common stock; or any of these metrics in comparison to a peer group.
Awards under the 2014 Annual Incentive Plan are based on achievement of each financial performance metric established for that year and begin at established thresholds. Our 2014 Annual Incentive Plan provided that no awards would be made unless the Company achieved at least 75% of the operating income before bonus target and at least 85% of the bookings and revenue targets and, thereafter, award payouts would increase in a linear fashion to 100% achievement of applicable targets. In addition, the 2014 Annual Incentive Plan provided that additional amounts would be paid (calculated in a linear manner) if the Company exceeded its targets, with a maximum payout of 140% of the target award if the Company achieved 108% of its booking target, 106% of its revenue target and 140% of its operating income before bonus target. Each performance metric has its own weighting and amounts awarded are calculated separately based on achievement of each metric. Each named executive officer was required to be employed by the Company, or one of its subsidiaries, on the bonus payment date to be entitled to receive a bonus payment under the 2014 Annual Incentive Plan.

Under the 2014 Annual Incentive Plan, each of our named executive officers had an annual performance bonus target based upon a percentage of his base salary. Our compensation committee set the target performance bonus percentage for each named executive officer based on his position, the compensation committee's knowledge of the market compensation rates for the applicable position and internal pay equity. Our compensation committee set these performance target bonus percentages to provide that a substantial portion of each named executive officer's cash compensation would be linked directly to business performance. Following its annual evaluation of compensation in 2014 for our named executive officers, our compensation committee decided to maintain the target incentive levels of Messrs. Hovsepian, Irwin, Gawlick and Semel without adjustment. For Mr. Almandoz, the compensation committee decided to increase his target bonus level from 50% to 60% of his base salary in consideration of his appointment as Executive Vice President, Business Operations, Services and Chief Information Officer, which had occurred in December 2013. In making the decision to increase Mr. Almandoz's target bonus level, the compensation committee considered market pay levels for individuals holding similar positions in our peer group, as well as the Company's philosophy of linking a significant portion of each executive officer's compensation directly to the performance of our business.
The table below illustrates each participating named executive officer’s target bonus percentage, as well as the payout levels associated with various levels of achievement.

		2014 Bonus % of Base Salary when Overall Level Achievement Is ...
Name and Position	2014 Target Bonus % of Base Salary	Below Level 1	At Level 1	At Level 2	At Level 3	At Level 4	At Level 5
Ronald W. Hovsepian, President and Chief Executive Officer	130%	0%	45.5%	97.5%	104%	130%	182%
Derek Irwin, Chief Financial Officer	60%	0%	21%	45%	48%	60%	84%
Jose Almandoz, Executive Vice President, Business Operations, Services, and Chief Information Officer	60%	0%	21%	45%	48%	60%	84%
Rainer Gawlick, Executive Vice President, Global Sales	60%	0%	21%	45%	48%	60%	84%
Scott N. Semel, Executive Vice President, General Counsel and Secretary	50%	0%	17.5%	37.5%	40%	50%	70%
Our corporate financial goals for the 2014 Annual Incentive Plan were based on internal financial target levels for bookings, revenue and operating income before bonus. Our compensation committee chose these metrics for 2014 because they support our objective of achieving growth and have the effect of aligning the interests of our executives with the interests of our stockholders. We believe that bookings is an appropriate measure for annual performance bonuses because it is a representation of the backlog that we anticipate will turn into future revenue. We believe that revenue is an appropriate measure for annual performance bonuses because it provides the executives with an incentive to achieve favorable current results, while also producing long-term growth for our Company. We believe that operating income before bonus is an appropriate measure for annual performance bonuses because it reflects the operational performance of our business during the applicable period and it requires focus on cost containment in order to support the profit strategy of the business. We define operating income before bonus for performance bonus purposes as revenue minus operating expense excluding bonus expense.
Our metrics for the 2013 Annual Incentive Plan were bookings, revenue and free cash flow for bonus purposes (as defined in our 2014 proxy statement). Our compensation committee decided to change the third metric to operating income before bonus for the 2014 Annual Incentive Plan as that metric is closely aligned with the primary metrics we discuss when presenting our financial performance on earnings calls and in our quarterly and annual filings with the Securities and Exchange Commission.
Our Level 1, Level 2, Level 3, Level 4, and Level 5 targets for each of these financial performance metrics under the 2014 Annual Incentive Plan, or the Performance Metric Targets, are illustrated in the table below. In determining annual performance bonuses related to our 2014 performance, our compensation committee assessed the Company's performance for each metric independently of the other metrics. Performance achievement in between levels was determined based on a linear sliding scale.

Performance Metric	Performance Metric Weighting as a % of 2014 Annual Incentive Plan	Performance Metric Targets (in millions)
		1	2	3	4	5
Bookings	40%	$226.1	$266.1	$268.8	$274.0	$290.3
Revenue	35%	$214.5	$252.4	$254.1	$258.7	$269.4
Operating Income before Bonus	25%	$18.5	$24.7	$25.4	$28.4	$35.6
Our compensation committee established these financial goals after considering our historical financial performance and internal strategic objectives. In setting the Performance Metric Targets for 2014, we carefully analyzed prevailing business and market conditions and, as a result, our 2014 Performance Metric Targets benefited from greater insight into our overall business performance, as well as specific market and business line performance expectations including anticipated revenue and bookings growth while maintaining margins. In addition, in setting our 2014 Performance Metric Targets, we factored in the need to continue to invest in infrastructure transformation in order to drive our long-term growth strategy.
Our compensation committee also has the authority to award discretionary cash bonuses to our executive officers and non-executive employees. In addition, when making determinations regarding cash-based awards under the 2010 Equity Incentive Plan, our compensation committee has sole discretion and authority to administer and interpret the plan. Our compensation committee exercised this discretion when determining the level of achievement of the operating income before bonus metric for 2014, electing to exclude certain one-time and extraordinary expenses related to our docTrackr acquisition and indemnification obligations related to our ongoing shareholder litigation matters. Our compensation committee also exercised its discretion to adjust individual awards based on other considerations.
For the year ended December 31, 2014, we exceeded Level 1 performance targets for bookings and operating income before bonus (after exclusion of the one-time, extraordinary expenses described above) with results of $264.1 million and $23.8 million, respectively, and Level 3 performance for revenue with a result of $255.8 million. Based on these results, our named executive officers received the following total cash incentive payments under our 2014 Annual Incentive Plan.

	Actual 2014 Incentive Payout Based on Company Performance
Position	Actual 2014 Annual Incentive Plan Payout	Actual 2014 Incentive Payout as a % of Target	Actual 2014 Total Cash as a % of Target Total Cash (1)
Ronald W. Hovsepian, President and Chief Executive Officer	$476,100	77%	87%
Derek Irwin, Chief Financial Officer	$130,000	70%	89%
Jose Almandoz, Executive Vice President, Business Operations, Services and Chief Information Officer	$120,000	71%	89%
Rainer Gawlick, Executive Vice President, Global Sales	$125,000	73%	90%
Scott N. Semel, Executive Vice President, General Counsel and Secretary	$110,000	79%	93%

(1)
The percentages set forth in this column are calculated by dividing the sum of the salary and bonus actually paid to the applicable named executive officer for 2014 by the sum of the named executive officer's base salary and target bonus for 2014.

Stock Awards
Equity-based compensation is an integral part of our overall compensation program. Providing named executive officers with the opportunity to create significant wealth through stock ownership is a powerful tool to attract and retain highly qualified executives, achieve strong long-term stock price performance and align our executives' interests with our stockholders' interests. In addition, the vesting feature of our equity grants contributes to executive retention. These stock-based incentives, which in recent years have consisted solely of stock options, restricted stock awards and restricted stock units, are based on the compensation committee's analysis of relevant compensation information and were awarded with the intention of attracting key executives to join the Company and keeping the executives' overall compensation, including the equity component of that compensation, at a competitive level in line with the executive's position and reflective of the executive's contribution to our performance.
In 2010, we adopted an equity award grant policy, effective as of our initial public offering on August 5, 2010, that formalizes our policy for granting equity awards to our executive officers and employees. On April 18, 2012, the compensation committee approved an amendment to this equity award grant policy, establishing an Interim Award Committee and appointing Mr. Hovsepian as the sole member of that committee. On May 1, 2014, the compensation committee approved an additional amendment of this equity award grant policy to clarify the vesting start dates for certain types of awards, the mechanism for pricing annual non-executive merit equity awards and the mechanism for approving and describing restricted stock unit awards. Under our equity award grant policy, as amended and restated to date, all equity awards must be approved by the Board of Directors, our compensation committee or the Interim Award Committee. The Interim Award Committee has the authority to grant equity awards to recently hired employees and those who are recognized for promotion or performance (excluding our executive officers and employees designated as “key employees” in our proxy statement) according to guidelines approved by our compensation committee. Under the equity award grant policy, all equity awards will be made at fair market value based on the closing market price of our common stock on the effective date of grant. While our current equity incentive plans may permit the granting of equity awards at any time, our equity award grant policy provides that we will generally only grant incentive awards on a regularly scheduled basis, as follows:

•
grants made in connection with the hiring of a non-executive new employee or promotion of an existing employee will be made monthly and will generally be effective and priced on the first trading day of the next month; and

•	grants made to existing employees, other than in connection with a promotion or other special recognition event will generally be made, if at all, on an annual basis.
Typically, in determining the size of annual equity awards, the compensation committee considers peer group data prepared by the committee's outside compensation consultant, in addition to each executive's performance and prior equity award history (considering the size and terms of prior awards and reviewing both unvested and outstanding equity held). The Committee considers both the value of the shares and the percentage of outstanding shares given to peer positions in making equity award decisions.
For 2014, our compensation committee approved the following equity awards to each of our named executive officers:

2014 Equity Awards
Name and Position	Nonqualified Stock Option Awards (#)	Option Exercise Price ($/Sh)	Restricted Stock Unit Awards (#)
Ronald W. Hovsepian, President and Chief Executive Officer	—	—	350,000
Derek Irwin, Chief Financial Officer	—	—	40,000
Jose Almandoz, Executive Vice President, Business Operations, Services and Chief Information Officer	—	—	70,000
Rainer Gawlick, Executive Vice President, Global Sales	—	—	40,000
Scott N. Semel, Executive Vice President, General Counsel and Secretary	—	—	50,000
Each of the above equity awards for Messrs. Irwin, Almandoz and Semel is subject to a four-year vesting schedule with 25% of the award vesting after one year and the remaining 75% vesting over the following three years in equal monthly installments.
Half of Mr. Hovsepian's equity award is subject to the same four-year vesting schedule as described above. The other half is subject to both performance and service based vesting, where vesting is subject to the Company's common stock attaining, within five years from the grant date, a closing price of $15 per share for twenty consecutive trading days. Upon meeting the performance vesting condition, this award then vests in equal quarterly installments over the following one-year period subject to Mr. Hovsepian's continued employment with the Company. For the years 2012, 2013 and 2014 combined, one-half of Mr. Hovsepian's total equity grants have been performance-based equity, which is designed to provide clear alignment with shareholder interests and a strong incentive to create sustainable shareholder value.
Mr. Gawlick's entire 2014 equity award is performance-based, with vesting of 25% of the award subject to the Company achieving certain performance targets related to Intralinks VIA bookings during the year ending December 31, 2014, which targets were not met. Further, 100% of Mr. Gawlick's unvested equity award (including the 25% portion that did not meet the 2014 performance target) will vest upon the Company's achievement of certain performance targets related to Intralinks VIA bookings during any four consecutive fiscal quarters prior to January 1, 2018, subject to Mr. Gawlick's continued employment with the Company.
Severance and Change in Control Arrangements
Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers, rather than negotiating severance at the time that a named executive officer's employment terminates. We have also determined that accelerated vesting provisions with respect to equity awards in connection with a termination following a change in control are appropriate because they encourage our equity award holders, including our named executive officers, to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. In addition, our named executive officers have entered into non-competition agreements with us that include a post-employment non-competition period. The compensation committee believes that these non-competition agreements serve to reduce the likelihood that competitors will seek to hire our named executive officers who have significant knowledge about our operations and short- and long-term strategies. We believe that offering our named executive officers severance packages enhances the enforceability of the non-competition agreements they provide to us.
For a description of severance and change in control arrangements with our named executive officers, see "Employment Agreements" and "Potential Payments upon Termination or Change in Control" below.
Other Benefits
We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance, short- and long-term disability insurance and our 401(k) plan, in each case on the same basis as other employees. We also provide a matching contribution under our 401(k) savings plan to employees generally, including our named executive officers.
We do not generally provide any perquisites to our named executive officers and they do not participate in any retirement or pension plan other than our standard 401(k) savings plan (including our company match). Our compensation committee believes that participation in the long-term appreciation in the value of our stock is expected to provide significant retirement value if we perform.
Clawback Considerations
As a public company, pursuant to Section 304 of the Sarbanes Oxley Act of 2002, if we are required to restate our financial results due to material noncompliance with any financial reporting requirements under the federal securities laws or as a result of misconduct, our chief executive officer and chief financial officer may be required to reimburse the Company for certain bonus or other incentive-based or equity-based compensation they had previously received.  We may also be required to amend our current Policy for Recoupment of Incentive Compensation, or the Clawback Policy (which is described in more detail under "Corporate Governance" elsewhere in this proxy statement and which we adopted in October 2014), to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act when the SEC adopts final rules that set forth the requirements for these types of clawback policies. The Clawback Policy applies to those employees who have been designated as "officers" for purposes of Section 16 of the Exchange Act, as amended and provides for the potential recoupment of certain excess incentive compensation if the Company were to be required to restate its financial statements.
Tax and Accounting Considerations
We have not provided or agreed to provide any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Internal Revenue Code of 1986, as amended, or the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.
For our financial statements, cash compensation, such as salary and bonus, is expensed and for our income tax returns, cash compensation is generally deductible except as set forth below. For equity-based compensation, we expense the fair value of such grants over the requisite service period.
Section 162(m) of the Code imposes a $1 million cap on the federal income tax deduction for compensation paid to our Chief Executive Officer and to certain other highly compensated officers during any fiscal year unless the compensation is “performance-based” under Section 162(m). Whenever possible, we endeavor to structure our compensation policies to qualify as performance-based under Section 162(m). Nonetheless, from time to time certain nondeductible compensation may be paid and the Board of Directors and the compensation committee reserve the authority to award nondeductible compensation to executive officers in appropriate circumstances.

Summary Compensation Table
The following table shows the compensation paid or accrued, during the fiscal years shown in the table below to the individuals who were our named executive officers during 2014.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)		(i)
Ronald W. Hovsepian	2014	475,000	—		3,083,500	—	476,100	7,075	(3)	4,041,675
President and Chief Executive Officer	2013	475,000	—		1,645,000	806,025	475,000	6,033	(4)	3,407,058
	2012	475,000	—		2,121,250	—	228,000	4,750	(5)	2,829,000
Derek Irwin	2014	310,000	—		400,000	—	130,000	6,643	(3)	846,643
Chief Financial Officer	2013	310,000	—		157,163	—	175,000	5,833	(5)	647,996
	2012	90,417	47,500	(6)	—	979,530	26,040	—		1,143,487
Jose Almandoz	2014	281,250	—		700,000	—	120,000	5,498	(3)	1,106,748
Executive Vice President, Business Operations, Services and Chief Information Officer
Rainer Gawlick	2014	285,000	—		400,000	—	125,000	6,643	(3)	816,643
Executive Vice President, Global Sales	2013	283,030	—		523,886	—	160,000	5,833	(5)	972,749
Scott N. Semel	2014	280,000	—		500,000	—	110,000	9,989	(3)	899,989
Executive Vice President, General Counsel and Secretary	2013	280,000	—		366,717	—	135,000	7,667	(5)	789,384
	2012	258,821	—		326,250	360,864	61,600	5,337	(5)	1,012,870

(1)
The amounts in columns (e) and (f) reflect the aggregate grant date fair value of the equity awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not correspond to the actual value that may be recognized by the named executive officer. The assumptions used in the calculation of these amounts are included in footnote 11 to the Company's audited financial statements for the fiscal year ended December 31, 2014 included in our Annual Report on Form 10-K. See the “2014 Grants of Plan-Based Awards” table for additional information on equity awards granted in 2014, including information on time-based and performance-based awards.

(2)	Represents annual cash incentive compensation under our Annual Incentive Plans for 2014, 2013 and 2012. See “Annual Incentive Compensation” above for additional details.

(3)	Represents the Company's 401(k) match and the IRS-required imputed premium on basic life insurance above $50,000 of coverage.

(4)	Represents the Company's 401(k) match for Mr. Hovsepian and an award payment made to Mr. Hovsepian in 2013 due to his status as a named inventor on one of our patent applications.

(5)	Represents the Company's 401(k) match.

(6)	Represents the sign-on bonus paid to Mr. Irwin in accordance with his employment agreement (which is described in greater detail below under the heading “Employment Agreements”).

Grants of Plan-Based Awards
The following table presents information on plan-based awards for the fiscal year ended December 31, 2014 to our named executive officers:
GRANTS OF PLAN-BASED AWARDS IN 2014 FISCAL YEAR

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) (3)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Equity Awards (4) ($)
		Threshold ($)	Target ($)	Maximum ($)
Ronald W. Hovsepian	2/4/2014	216,125	617,500	864,500	175,000	175,000	—	3,083,500
Derek Irwin	2/4/2014	65,100	186,000	260,400	—	40,000	—	400,000
Jose Almandoz	2/4/2014	59,080	168,800	236,320	—	70,000	—	700,000
Rainer Gawlick	2/4/2014	59,850	171,000	239,400	40,000	—	—	400,000
Scott N. Semel	2/4/2014	49,000	140,000	196,000	—	50,000	—	500,000

(1)	Reflects the grant date of restricted stock units granted in 2014.

(2)
The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts potentially payable under our 2014 Annual Incentive Plan as implemented, respectively, assuming the performance goals and other conditions were achieved at specified levels. Note that the amounts shown for Mr. Almandoz reflect the mid-year increase in his rate of base salary, which was effective as of April 1, 2014.

(3)
The amounts shown reflect the number of shares that will vest under these restricted stock unit awards if the applicable performance conditions are satisfied. If the performance conditions are not satisfied, no shares will vest under these restricted stock unit awards.

(4)
For restricted stock unit awards, this value reflects the grant date fair value as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in the calculation of these amounts are included in footnote 11 to the Company's audited financial statements for the fiscal year ended December 31, 2014, included in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 13, 2015.

Outstanding Equity Awards
The following table sets forth certain information concerning the number of outstanding equity awards held by our named executive officers that were exercisable and unexercisable, or vested and not vested, at December 31, 2014:

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stocks that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested (1) ($)	Equity Incentive Plan Awards: Number of Shares or Units of Stock that have not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock that have not Vested (1) ($)
Ronald W. Hovsepian	975,000	(2)	325,000	(2)	6.05	12/15/2021	135,417	(3)	1,611,462	500,000	(4)	5,950,000
	114,583	(5)	135,417	(5)	6.58	2/7/2023	175,000	(6)	2,082,500	175,000	(7)	2,082,500
Derek Irwin	168,750	(8)	131,250	(8)	6.65	9/17/2022	12,938	(9)	153,962
							40,000	(10)	476,000
Jose Almandoz	93,130	(11)	82,279	(11)	4.34	8/1/2022	30,188	(12)	359,237
							70,000	(13)	833,000
Rainer Gawlick	151,145	(14)	97,800	(14)	4.34	8/1/2022	43,126	(15)	513,199	40,000	(16)	476,000
Scott N. Semel	59,464	(17)	30,536	(17)	7.25	2/1/2022	15,268	(18)	181,689
							30,188	(12)	359,237
							50,000	(19)	595,000

(1)	The value of equity awards is based on the closing price of our stock on the New York Stock Exchange on December 31, 2014, which was $11.90.

(2)
Represents a stock option award granted on December 15, 2011 for 1,300,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the shares vested on December 15, 2012 and the remainder of the shares vest at a rate of 6.25% per quarter thereafter such that the award becomes fully vested on December 15, 2015.

(3)
Represents a restricted stock unit, or RSU, award granted on February 7, 2013 for 250,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2014 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2017.

(4)
Represents a restricted stock award granted on February 1, 2012 for 500,000 shares of restricted common stock under our 2010 Equity Incentive Plan. This award is divided into four tranches of 125,000 shares, with the vesting of each tranche subject to the Company's common stock attaining, within five years from the grant date, a closing price of at least $15, $20, $25, and $30 per share, respectively, for twenty consecutive trading days. Upon meeting the respective performance vesting condition, each tranche then vests in equal quarterly installments over a one-year period subject to Mr. Hovsepian's continued employment with the Company.

(5)
Represents a stock option award granted on February 7, 2013 for 250,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the options vested on February 28, 2014 and the remainder of the options vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2017.

(6)
Represents an RSU award granted on February 4, 2014 for 175,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2015 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2018.

(7)
Represents an RSU award granted on February 4, 2014 for 175,000 shares of common stock under the 2010 Equity Incentive Plan. Vesting is subject to the Company's common stock attaining, within five years from the grant date, a closing price of at least $15 per share for twenty consecutive trading days. Upon meeting the respective performance vesting condition, this award then vests in equal quarterly installments over a one-year period subject to Mr. Hovsepian's continued employment with the Company.

(8)
Represents a stock option award granted on September 17, 2012 for 300,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the options vested on September 30, 2013 and the remainder of the options vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on September 30, 2016.

(9)
Represents an RSU award granted on February 7, 2013 for 23,885 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2014 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2017.

(10)
Represents an RSU award granted on February 4, 2014 for 40,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2015 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2018.

(11)
Represents a stock option award granted on August 1, 2012 for 219,409 shares of common stock under our 2010 Equity Incentive Plan. 25% of the options vested on March 31, 2013 and the remainder of the options vests at a rate of 1.78% per month thereafter such that the award becomes fully vested on September 30, 2016. Mr. Almandoz has exercised 44,000 of the shares underlying this stock option.

(12)
Represents an RSU award granted on February 7, 2013 for 55,732 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2014 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2017.

(13)
Represents an RSU award granted on February 4, 2014 for 70,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2015 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2018.

(14)
Represents a stock option award granted on August 1, 2012 for 248,945 shares of common stock under our 2010 Equity Incentive Plan. 25% of the options vested on April 30, 2013 and the remainder of the options vests at a rate of 1.78% per month thereafter such that the award becomes fully vested on October 31, 2016.

(15)
Represents an RSU award granted on February 7, 2013 for 79,618 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2014 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2017.

(16)
Represents an RSU award granted on February 4, 2014 for 40,000 shares of common stock under our 2010 Equity Incentive Plan. Vesting of 25% of the RSUs was subject to the Company achieving certain performance targets related to Intralinks VIA bookings during the year ending December 31, 2014, which targets were not met. Further, 100% of any unvested RSUs will vest upon the Company's achievement of certain performance targets related to Intralinks VIA bookings during any four consecutive fiscal quarters prior to January 1, 2018, subject to Mr. Gawlick's continued employment with the Company.

(17)
Represents a stock option award granted on February 1, 2012 for 90,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the options vested on January 31, 2013 and the remainder of the options vests at a rate of 1.78% per month thereafter such that the award becomes fully vested on July 31, 2016.

(18)
Represents an RSU award granted on February 1, 2012 for 45,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on January 31, 2013 and the remainder of the RSUs vests at a rate of 1.78% per month thereafter such that the award becomes fully vested on July 31, 2016.

(19)
Represents an RSU award granted on February 4, 2014 for 50,000 shares of common stock under our 2010 Equity Incentive Plan. 25% of the RSUs vested on February 28, 2015 and the remainder of the RSUs vests at a rate of 2.08% per month thereafter such that the award becomes fully vested on February 28, 2018.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2014
Except as set forth in the following table, no options were exercised, restricted stock or restricted stock units vested, for our 2014 named executive officers during the fiscal year ended December 31, 2014:
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Ronald W. Hovsepian	—	—	114,583	1,206,037
Derek Irwin	—	—	10,947	115,222
Jose Almandoz	44,000	198,677	25,544	268,861
Rainer Gawlick	—	—	36,492	384,095
Scott N. Semel	—	—	35,187	360,774

(1)	The value realized on exercise of an option award is based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the option.

(2)	The value realized on vesting of restricted stock units is based on the closing price of our common stock on the date of vesting.

Pension Benefits
None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation
None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.
Employment Agreements
The following summaries are qualified in their entirety by reference to the actual employment agreements in effect between us and our executive officers. Further, the information summarized below reflects increases in base salary rates for our executive officers that were approved in February 2015 and became effective on April 1, 2015. Prior to these 2015 salary increases, our executive officers (with the exception of Mr. Almandoz, as noted above) had not received base salary increases since 2013 or earlier. In addition, in February 2015, our compensation committee approved an increase in Mr. Gawlick's 2015 target bonus from 60% to 75% of his base salary. In approving these compensation changes, the compensation committee concluded that these increases were competitive and appropriate given each executive officer's individual role and contribution to our performance.
Employment Agreement with Mr. Hovsepian
In connection with his appointment as our President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Hovsepian, effective December 15, 2011. Mr. Hovsepian currently receives an annual base salary of $489,000 and is eligible to receive an annual bonus based on criteria determined by our compensation committee, which also establishes Mr. Hovsepian's annual target bonus and actual bonus award. Mr. Hovsepian is also eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company.
In the event the Company terminates Mr. Hovsepian's employment without cause or he terminates his employment for good reason (each as defined in his employment agreement), he is entitled to (i) an amount equal to twenty-four months' annual base salary at the rate in effect at termination payable in lump sum, plus a prorated portion of any annual bonus earned in the year of termination, (ii) continuation of his health benefits for twelve months (or such sooner date as he begins employment with another employer), (iii) twelve months of accelerated vesting of equity awards held by Mr. Hovsepian that are subject to time-based vesting, and (iv) with respect solely to the December 15, 2011 option award, a post-termination exercise period for the vested portion of that option award until the earlier of twelve months or the expiration date of the award.
In the event of a change in control of the Company, Mr. Hovsepian's employment agreement provides that any unvested equity awards subject to time-based vesting held by Mr. Hovsepian will fully vest. Equity awards subject to the achievement of any performance-based conditions will only vest if the performance conditions have been met at the time of the change in control. In the event Mr. Hovsepian's employment is terminated within one year following a change in control by the Company without cause or by Mr. Hovsepian for good reason (as those terms are defined in his employment agreement), Mr. Hovsepian shall be entitled to (i) a payment equal to 2.5 times the sum of his annual base salary at the rate in effect at termination plus his target annual bonus, (ii) continuation of his health benefits for one year (or such sooner date as he begins employment with another employer), (iii) twelve months of accelerated vesting of equity awards held by Mr. Hovsepian that are subject to time-based vesting, and (iv) with respect solely to his December 15, 2011 option award, extension of the post-termination exercise period for the vested portion of the option award until the earlier of twelve months following termination or the expiration date of the award.
The Company's obligations under his employment agreement are subject to Mr. Hovsepian's compliance with a covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts is subject to Mr. Hovsepian's execution of a general release in favor of the Company.
Employment Agreement with Mr. Irwin
In connection with his appointment as our Chief Financial Officer, the Company entered into an employment agreement with Mr. Irwin, effective September 17, 2012. Mr. Irwin currently receives an annual base salary of $319,000. Pursuant to the terms of his employment agreement, Mr. Irwin is eligible to receive an annual bonus based on criteria determined by our compensation committee, with his target bonus equal to 60% of his annual base salary. Mr. Irwin is also eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company.
In the event the Company terminates Mr. Irwin's employment for any reason other than cause (as defined in his employment agreement), death or disability, he is entitled to (i) an amount equal to six months' annual base salary at the rate in effect at termination in the form of salary continuation, plus a prorated portion of any annual bonus earned in the year of termination, (ii) continuation of his health benefits for six months (or such sooner date as he begins employment with another employer), and (iii) six months of accelerated vesting on all of his equity awards subject to time-based vesting.

In the event of a change in control of the Company as specified in his employment agreement, the stock options granted to Mr. Irwin on September 17, 2012 shall become fully vested. In the event Mr. Irwin's employment terminates within one year following such change in control without cause (as defined in his employment agreement) or for good reason (as defined in the Senior Executive Severance Plan), Mr. Irwin shall be entitled to the benefits detailed under the heading “Senior Executive Severance Plan” below.
The Company's obligations under his employment agreement are subject to Mr. Irwin's compliance with a covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts is subject to his execution of a general release in favor of the Company.
Employment Agreement with Mr. Almandoz
In connection with his initial appointment as our Executive Vice President, Business Operations, the Company entered into an employment agreement with Mr. Almandoz, effective March 30, 2012. Mr. Almandoz currently receives an annual base salary of $294,000 and is eligible for an annual bonus based on criteria determined by our compensation committee, with his target bonus equal to 60% of his annual base salary. Mr. Almandoz is eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company.
In the event the Company terminates Mr. Almandoz's employment for any reason other than cause (as defined in his employment agreement), death or disability, he is entitled to (i) an amount equal to six-months' annual base salary at the rate in effect at termination in the form of salary continuation, plus a prorated portion of any annual bonus earned in the year of termination, (ii) continuation of his health benefits for six months (or such sooner date as he begins employment with another employer), and (iii) six months of accelerated vesting on all of his equity awards subject to time-based vesting.
In the event of a change in control of the Company as specified in his employment agreement, the stock options granted to Mr. Almandoz in August 2012 shall vest in full. In the event Mr. Almandoz's employment is terminated within one year following a change in control without cause (as defined in his employment agreement) or for good reason (as defined in the Senior Executive Severance Plan), Mr. Almandoz shall be entitled to the benefits detailed under the heading “Senior Executive Severance Plan” below.
The Company's obligations under his employment agreement are subject to Mr. Almandoz's compliance with a covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts is subject to his execution of a general release in favor of the Company.
Employment Agreement with Mr. Gawlick
In connection with his initial appointment as our Chief Marketing Officer, the Company entered into an employment agreement with Mr. Gawlick, effective April 9, 2012. Mr. Gawlick currently receives an annual base salary of $294,000 and is eligible for an annual bonus based on criteria determined by our compensation committee, with his target bonus now equal to 75% of his annual base salary. Mr. Gawlick is eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company.
In the event the Company terminates Mr. Gawlick's employment for any reason other than cause (as defined in his employment agreement), death or disability, he is entitled to (i) an amount equal to six-months' annual base salary at the rate in effect at termination in the form of salary continuation, plus a prorated portion of any annual bonus earned in the year of termination, (ii) continuation of his health benefits for six months (or such sooner date as he begins employment with another employer), and (iii) six months of accelerated vesting on all of his equity awards subject to time-based vesting.
In the event of a change in control of the Company as specified in his employment agreement, the stock options granted to Mr. Gawlick in August 2012 shall vest in full. In the event Mr. Gawlick's employment is terminated within one year following a change in control without cause (as defined in his employment agreement) or for good reason (as defined in the Senior Executive Severance Plan), Mr. Gawlick shall be entitled to the benefits detailed under the heading “Senior Executive Severance Plan” below.
The Company's obligations under his employment agreement are subject to Mr. Gawlick's compliance with a covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts is subject to his execution of a general release in favor of the Company.
Employment Agreement with Mr. Semel
In connection with his appointment as our Executive Vice President, General Counsel and Secretary, the Company entered into an employment agreement with Mr. Semel, effective January 27, 2012. Mr. Semel receives an annual base salary of $288,000. Pursuant to the terms of his employment agreement, Mr. Semel is eligible to receive an annual bonus based on criteria determined by our compensation committee, with his target bonus equal to 50% of his annual base salary. Mr. Semel is also eligible to participate in the Company's employee benefit plans in a manner consistent with other executives of the Company.

In the event the Company terminates Mr. Semel's employment for any reason other than cause (as defined in his employment agreement), death or disability, he is entitled to (i) an amount equal to six months' annual base salary at the rate in effect at termination in the form of salary continuation, plus a prorated portion of any annual bonus earned in the year of termination, (ii) continuation of his health benefits for six months (or such sooner date as he begins employment with another employer), and (iii) six months of accelerated vesting on all of his equity awards subject to time-based vesting.
In the event of a change in control of the Company as specified in his employment agreement, the stock options and restricted stock units granted to Mr. Semel in February 2012 shall vest in full. In the event Mr. Semel's employment is terminated within one year following a change in control without cause (as defined in his employment agreement) or for good reason (as defined in the Senior Executive Severance Plan), Mr. Semel shall be entitled to the benefits detailed under the heading “Senior Executive Severance Plan” below.
The Company's obligations under his employment agreement are subject to Mr. Semel's compliance with a covenant not to compete with the Company for a period of one year following any termination of his employment. Moreover, the payment of any severance amounts is subject to his execution of a general release in favor of the Company.
Potential Payments upon Termination or Change in Control
In the section below, we have summarized the severance and change in control arrangements provided to our named executive officers, as well as the potential payments these individuals would receive upon the following types of termination of employment:
•termination by us for cause or upon death or disability or termination by the executive other than for good reason;

•	termination of employment by us without cause or, in the case of Mr. Hovsepian, by the executive for good reason prior to a change in control; and
•termination of employment by us without cause or by the executive for good reason following a change in control.
The Senior Executive Severance Plan and the employment agreements with each of our named executive officers contain a “best after-tax benefit” provision, which provides that, to the extent that any amounts payable to an executive in connection with a change in control of the Company would constitute excess parachute payments within the meaning of Section 280G of the Code, the Company shall either pay the executive the full amount due under the agreement or, alternatively, reduce his or her severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest net after-tax severance benefit to the executive. None of our named executive officers is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control.
Senior Executive Severance Plan
In December 2009, we adopted a Senior Executive Severance Plan that provides participating members of our senior management team, including certain of our current named executive officers (specifically Messrs. Irwin, Almandoz, Gawlick and Semel, but not Mr. Hovsepian) with so-called "double-trigger" change in control benefits that are only payable if a participant is terminated under certain circumstances within 12 months following a change in control.
Our Senior Executive Severance Plan provides that, in the event of a termination of employment of any of our named executive officers or other key employees who are named as participants under this plan for any reason other than for cause or the individual's death or disability, or if such individual terminates his or her employment for good reason, in either case, within 12 months following a change in control, the individual will be entitled to:

•	a lump-sum cash payment equal to 100% of his or her annual base salary;

•	a lump-sum cash payment equal to 100% of his or her target bonus for the year in which the termination of employment occurs; and

•
continued participation for the executive and his or her eligible dependents in the Company's health plans for 12 months (or the date upon which such executive becomes entitled to coverage by another employer, if sooner), with the Company paying the Company portion of the premium and the executive paying the employee portion of the premium.

Any eligible executive officer or other key employee who would otherwise be entitled to severance benefits under his or her employment agreement in connection with a change of control will receive the greater (as determined by us) of the benefits contemplated by that agreement or the benefits provided under our Senior Executive Severance Plan.

Partial acceleration of vesting upon a change in control
Generally the terms of our equity award agreements with our named executive officers provide that vesting of the unvested portion of each of our named executive officer's equity awards will accelerate by 100% upon any change in control if those awards are not assumed by, or substituted for equivalent awards of, the acquiring entity in such change in control. (Equity awards granted prior to 2014 will accelerate by 50% upon any change in control if those awards are not assumed by, or substituted for equivalent awards of, the acquiring entity in such change in control.) In addition, the equity award agreements for the new-hire equity awards made to Messrs. Irwin, Almandoz, Gawlick and Semel provide that, in the event of change in control of the Company, they shall each be entitled to 100% accelerated vesting of the applicable executive's new-hire equity grant or grants immediately prior to the consummation of such change in control. If assumed, the equity award agreements with our senior executives generally provide for 100% accelerated vesting upon termination of employment without cause or by the executive for good reason within 12 months following a change in control. In addition, the equity award agreements for awards made made to our senior executive officers after January 1, 2014 generally provide for 100% accelerated vesting in the event that we have entered into a definitive agreement with respect to a change in control and we terminate an executive's employment without cause upon the written request of the acquirer in the change in control.
The severance arrangements described above provide incentives for our executives to comply with their post-employment covenants and grant us the ability to suspend payment if an executive has breached these post-employment covenants. Our independent compensation consultant reviewed the change in control and severance benefits we have in place for our named executive officers, and reported that the amounts and other terms of these severance arrangements were within market norms.
The following tables describe the potential payments and benefits upon employment termination or change in control for our President and Chief Executive Officer, Mr. Hovsepian, our Chief Financial Officer, Mr. Irwin, our Executive Vice President, Business Operations, Services and Chief Information Officer, Mr. Almandoz, our Executive Vice President, Global Sales, Mr. Gawlick, and our Executive Vice President, General Counsel and Secretary, Mr. Semel, as if each of their respective employments had terminated on December 31, 2014, the last business day of our most recently completed fiscal year.
Ronald W. Hovsepian

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or Voluntary Resignation for Good Reason	Termination by the Company Without Cause, or Voluntary Resignation for Good Reason, Within 12 Months Following Change in Control		Value of Equity Upon Change in Control (1)
Base Salary (2)	$950,000	$1,187,500		$—
Bonus (3)	$475,000	$1,187,500		$—
Value of vested equity (4)	$6,313,332	$6,313,332		$6,313,332
Value of accelerated equity (5)	$3,931,975	$3,931,975		$7,505,631
Continued health benefits	$12,826	$12,826		$—
Total	$11,683,133	$12,633,133	(6)	$13,818,963

(1)	Pursuant to Mr. Hovsepian's employment agreement, in the event of a change in control of the Company, any unvested equity awards held by Mr. Hovsepian subject to service vesting will fully vest.

(2)
Pursuant to Mr. Hovsepian's employment agreement, he is entitled to two times his then base salary for termination by the Company without cause or by Mr. Hovsepian for good reason. He is entitled to 2.5 times his then current base salary for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within one year following a change in control.

(3)
Pursuant to Mr. Hovsepian's employment agreement, he is entitled to receive a prorated bonus upon termination by the Company without cause or by Mr. Hovsepian for good reason without a change in control. He is entitled to an amount equal to 2.5 times his full target bonus for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within one year following a change in control.

(4)	Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the New York Stock Exchange on December 31, 2014, which was $11.90 per share.

(5)
Reflects the accelerated in-the-money value of all eligible unvested outstanding equity based on the closing price of our stock on the New York Stock Exchange on December 31, 2014, which was $11.90 per share.

(6)
Mr. Hovsepian's employment agreement has a “best after-tax benefit” provision that provides that, to the extent his severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, the Company shall pay him the full amount due under the agreement or alternatively, reduce his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit Mr. Hovsepian. In this scenario, the full amount due provides the highest after-tax severance benefit.

Derek Irwin

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause	Termination by the Company Without Cause, or Voluntary Resignation for Good Reason, Within 12 Months Following Change in Control		Value of Equity Upon Change in Control(1)
Base Salary (2)	$155,000	$310,000		$—
Bonus (3)	$175,000	$186,000		$—
Value of vested equity (4)	$885,938	$885,938		$885,938
Value of accelerated equity (5)	$391,071	$1,513,364		$689,063
Continued health benefits (6)	$—	$—		$—
Total	$1,607,009	$2,895,302	(7)	$1,575,001

(1)
Accelerated vesting indicated in this column is applicable only in the event that equity awards are not assumed by, or substituted for equivalent awards of, the acquiring entity in connection with the change in control.

(2)
Pursuant to Mr. Irwin's employment agreement, he is entitled to receive six months of his then current base salary if terminated by the Company without cause without a change in control. He is entitled to his then current base salary for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control.

(3)
Pursuant to Mr. Irwin's employment agreement, he is entitled to receive a prorated bonus upon termination by the Company without cause without a change in control. He is entitled to his then current base salary plus his target bonus for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control.

(4)	Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the New York Stock Exchange on December 31, 2014, which was $11.90 per share.

(5)
Reflects the accelerated in-the-money value of eligible unvested outstanding equity based on the closing price of our stock on the New York Stock Exchange on December 31, 2014, which was $11.90 per share.

(6)	Mr. Irwin elected no health benefits from the Company during 2014.

(7)
Mr. Irwin's employment agreement and the Senior Executive Severance Plan have a “best after-tax benefit” provision that provides that to the extent an executive's severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, then the Company shall either pay him the full amount due under the agreement or alternatively, reduce his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to the executive. In this scenario, the full amount due provides the highest after-tax severance.

Jose Almandoz

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause	Termination by the Company Without Cause, or Voluntary Resignation for Good Reason, Within 12 Months Following Change in Control		Value of Equity Upon Change in Control(1)
Base Salary (2)	$142,500	$285,000		$—
Bonus (3)	$168,800	$171,000		$—
Value of vested equity (4)	$1,036,703	$1,036,703		$1,036,703
Value of accelerated equity (5)	$524,470	$2,041,628		$622,029
Continued health benefits	$6,415	$12,830		$—
Total	$1,878,888	$3,547,161	(6)	$1,658,732

(1)
Accelerated vesting indicated in this column is applicable only in the event that equity awards are not assumed by, or substituted for, equivalent awards of the acquiring entity in connection with the change in control.

(2)
Pursuant to Mr. Almandoz' employment agreement, he is entitled to receive six months of his then current base salary if terminated by the Company without cause without a change in control. He is entitled to his then current base salary for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control.

(3)
Pursuant to Mr. Almandoz' employment agreement, he is entitled to receive a prorated bonus upon termination by the Company without cause without a change in control. He is entitled to his target bonus for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control.

(4)	Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the New York Stock Exchange on December 31, 2014, which was $11.90 per share.

(5)
Reflects the accelerated in-the-money value of eligible unvested outstanding equity based on the closing price of our stock on the New York Stock Exchange on December 31, 2014, which was $11.90 per share.

(6)
Mr. Almandoz' employment agreement and the Senior Executive Severance Plan have a “best after-tax benefit” provision that provides that to the extent an executive's severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, then the Company shall either pay him the full amount due under the agreement or alternatively, reduce his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to the executive. In this scenario, the full amount due provides the highest after-tax severance benefit.

Rainer Gawlick

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause	Termination by the Company Without Cause, or Voluntary Resignation for Good Reason, Within 12 Months Following Change in Control		Value of Equity Upon Change in Control(1)
Base Salary (2)	$142,500	$285,000		$—
Bonus (3)	$160,000	$171,000		$—
Value of vested equity (4)	$1,142,656	$1,142,656		$1,142,656
Value of accelerated equity (5)	$320,077	$1,436,268		$739,368
Continued health benefits	$6,413	$12,826		$—
Total	$1,771,646	$3,047,750	(6)	$1,882,024

(1)
Accelerated vesting indicated in this column is applicable only in the event that equity awards are not assumed by, or substituted for, equivalent awards of the acquiring entity in connection with the change in control.

(2)
Pursuant to Mr. Gawlick's employment agreement, he is entitled to receive six months of his then current base salary if terminated by the Company without cause without a change in control. He is entitled to his then current base salary for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control.

(3)
Pursuant to Mr. Gawlick's employment agreement, he is entitled to receive a prorated bonus upon termination by the Company without cause without a change in control. He is entitled to his target bonus for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control.

(4)	Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the New York Stock Exchange on December 31, 2014, which was $11.90 per share.

(5)
Reflects the accelerated in-the-money value of eligible unvested outstanding equity based on the closing price of our stock on the New York Stock Exchange on December 31, 2014, which was $11.90 per share.

(6)
Mr. Gawlick's employment agreement and the Senior Executive Severance Plan have a “best after-tax benefit” provision that provides that to the extent an executive's severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, then the Company shall either pay him the full amount due under the agreement or alternatively, reduce his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to the executive. In this scenario, the full amount due provides the highest after-tax severance benefit.

Scott N. Semel

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause	Termination by the Company Without Cause, or Voluntary Resignation for Good Reason, Within 12 Months Following Change in Control		Value of Equity Upon Change in Control(1)
Base Salary (2)	$140,000	$280,000		$—
Bonus (3)	$135,000	$140,000		$—
Value of vested equity (4)	$276,508	$276,508		$276,508
Value of accelerated equity (5)	$383,454	$1,349,390		$323,682
Continued health benefits	$6,415	$12,830		$—
Total	$941,377	$2,058,728	(6)	$600,190

(1)
Accelerated vesting indicated in this column is applicable only in the event that equity awards are not assumed by, or substituted for, equivalent awards of the acquiring entity in connection with the change in control.

(2)
Pursuant to Mr. Semel's employment agreement, he is entitled to receive six months of his then current base salary if terminated by the Company without cause without a change in control. He is entitled to his then current base salary for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control.

(3)
Pursuant to Mr. Semel's employment agreement, he is entitled to receive a prorated bonus upon termination by the Company without cause without a change in control. He is entitled to his target bonus for the year in which termination of employment occurs if his employment is terminated by the Company without cause or by him for good reason within 12 months following a change in control.

(4)	Reflects the in-the-money value of all vested and outstanding equity awards based on the closing price of our stock on the New York Stock Exchange on December 31, 2014, which was $11.90 per share.

(5)
Reflects the accelerated in-the-money value of eligible unvested outstanding equity based on the closing price of our stock on the New York Stock Exchange on December 31, 2014, which was $11.90 per share.

(6)
Mr. Semel's employment agreement and the Senior Executive Severance Plan have a “best after-tax benefit” provision that provides that to the extent an executive's severance payments would constitute excess parachute payments within the meaning of Section 280G of the Code, then the Company shall either pay him the full amount due under the agreement or alternatively, reduce his severance payments to an amount whereby no Section 4999 excise tax would be due, whichever provides the highest after-tax severance benefit to the executive. In this scenario, the full amount due provides the highest after-tax severance benefit.

Equity Compensation Plan Information
The following table provides information as of December 31, 2014 regarding shares of common stock that may be issued under the Company’s equity compensation plans, consisting of the 2010 Equity Incentive Plan, the 2007 Stock Option and Incentive Plan, the 2007 Restricted Preferred Stock Plan and the 2010 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders:	6,454,161	(1)	$6.87	(2)	3,158,842	(3)
Equity compensation plans not approved by security holders:	N/A		N/A		N/A
Total	6,454,161		$6.87		3,158,842

(1)
Includes 4,688,256 shares of common stock issuable upon the exercise of outstanding options and 1,765,905 shares of common stock issuable upon the vesting of restricted stock units. Does not include 564,652 shares of unvested restricted stock awards as they have been reflected in our total shares outstanding.

(2)	Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3)
As of April 15, 2015, there were 2,733,196 shares available for grant under the 2010 Equity Incentive Plan and 425,646 shares available for grant under our 2010 Employee Stock Purchase Plan. There are no shares available for grant under our 2007 Stock Option and Grant Plan or our 2007 Restricted Preferred Stock Plan.

COMPENSATION PRACTICES RISK ASSESSMENT
We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our Company. The compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The compensation committee reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	our allocation of compensation between cash compensation and long-term equity compensation, combined with our typically 48-month vesting schedule, discourages short-term risk taking;

•
our approach of goal setting, setting of targets with payouts at multiple levels of performance, capping the amount of our incentive payouts and evaluation of performance results assist in mitigating excessive risk-taking;

•	our compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking; and

•	our business does not face the same level of risks associated with compensation for employees in financial services (traders and instruments with a high degree of risk).

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL NO. 2)
In accordance with Section 14A of the Exchange Act, the Board of Directors is asking our stockholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote approving the compensation of the Company's named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

RESOLVED:
That the stockholders of Intralinks Holdings, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the Company's 2015 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the Summary Compensation Table and related compensation tables and narrative discussion within Proposal No. 2 (Advisory vote to approve the compensation of our named executive officers) of the Company's proxy statement.

The Company urges you to read the Compensation Discussion and Analysis included in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure, which provide additional details about the 2014 compensation of the named executive officers whose compensation is disclosed in this proxy statement. We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers who share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company.
The vote regarding the compensation of the named executive officers described in this Proposal No. 2, referred to as a “say-on-pay advisory vote,” is advisory, and is, therefore, not binding on the Company or our Board of Directors. Although non-binding, our Board of Directors values the opinions that stockholders express in their votes and will review the voting results and take them into consideration, as the Board deems appropriate, when making future decisions regarding our executive compensation programs. The 2014 advisory vote regarding the compensation of our executive officers in 2013 received strong support from stockholders, garnering an 87.1% affirmative vote.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussion, recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Peter Gyenes, Chairman Brian J. Conway Habib Kairouz Robert C. McBride

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Compensation Discussion and Analysis” in this proxy statement and the transactions described below, since January 1, 2014, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, had or will have a direct or indirect material interest.
We have adopted a written policy that requires all future transactions between us and any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our audit committee. Any request for such a transaction must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.
Each of the transactions described below was approved or ratified by a majority of our Board of Directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.
Registration Rights Agreements
In June 2007, Intralinks Holdings, Inc., then a newly-formed entity owned by our two largest stockholders, entities affiliated with TA Associates, L.P. (collectively, "TA Associates") and entities affiliated with Rho Capital Partners, Inc. (collectively, "Rho Capital Partners"), as well as other stockholders, former officers and employees of Intralinks, Inc., completed an acquisition and majority recapitalization of Intralinks, Inc. in which the Company acquired all of the outstanding equity of Intralinks, Inc. for approximately $447 million, referred to as the Merger. TA Associates and Rho Capital Partners each beneficially held more than 5% of our outstanding stock as of December 31, 2014. In addition, Brian J. Conway, a member of our Board of Directors, is a Managing Director and Chairman of the executive committee of TA Associates Management, L.P., an affiliate of TA Associates, L.P. and Habib Kairouz, a member of our Board of Directors, is a Managing Partner of Rho Capital Partners, Inc.
In connection with the Merger, we entered into a registration rights agreement with all of the investors participating therein, including TA Associates and Rho Capital Partners, providing for registration rights with respect to the shares of our common stock that were issued upon conversion of the shares of Series A Preferred Stock sold in transactions related to the Merger. Under the registration rights agreement, certain investors affiliated with TA Associates, L.P., considered as a single group, and certain investors affiliated with Rho Capital Partners, Inc., considered as a single group, each have the right to make one request that we register all or a portion of their shares of our common stock. In addition, the registration rights agreement grants TA Associates and Rho Capital Partners certain demand, piggyback and Form S-3 registration rights.
Customer Agreements
Affiliates of one of our largest stockholders, TA Associates, are also Intralinks' customers. These affiliates of TA Associates made payments to Intralinks in connection with the purchase of services using the Intralinks platform totaling approximately $292,812.37 from January 1, 2014 through April 15, 2015.
Transactions with our Executive Officers and Directors
Employment Agreements
We have employment agreements with our executive officers, which provide for certain salary, bonus, stock option and severance compensation. We also maintain a Senior Executive Severance Plan that covers our named executive officers. For more information regarding these agreements and this plan, see "Compensation Discussion and Analysis — Severance and Change in Control Arrangements," "— Employment Agreements" and "— Potential Payments upon Termination or Change in Control" in this proxy statement.
Indemnification of Officers and Directors
Our amended and restated certificate of incorporation and amended and restated by-laws provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our executive officers and directors that provide for indemnification against expenses and liabilities reasonably incurred in connection with their service for us or on our behalf. For more information regarding these agreements, see "Director Compensation — Limitation of Liability and Indemnification Arrangements."
Stock and Stock Option Awards and Senior Executive Severance Plan
For information regarding stock options and stock awards granted to our named executive officers and directors and our Senior Executive Severance Plan see "Compensation Discussion and Analysis — Elements of Compensation," "Director Compensation," "Compensation Discussion and Analysis — Grants of Plan-Based Awards," and "— Potential Payments Upon Termination or Change in Control — Senior Executive Severance Plan" in this proxy statement.

REPORT OF THE AUDIT COMMITTEE
The audit committee of our Board of Directors oversees our financial reporting process on behalf of the Board of Directors. The audit committee is responsible for providing independent, objective oversight of our accounting functions and internal controls and performing related functions as described above under “Board of Directors — Committees of our Board of Directors.” In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited consolidated financial statements contained in our Annual Report on Form 10-K for fiscal year 2014, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in such financial statements.
The audit committee is responsible for recommending to the Board of Directors that our consolidated financial statements be included in our Annual Report on Form 10-K. In that regard, the audit committee discussed with our independent auditors those matters the auditors communicated to and reviewed with the audit committee under applicable auditing standards, including information regarding the scope and results of the audit. In addition, the audit committee has discussed with the independent auditors their independence from management and the audit committee and has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, regarding the independent auditor's communications with the audit committee concerning independence.
The audit committee discussed with our independent auditors the overall scope and plans for their audit. The audit committee also discussed with our independent auditors the matters set forth in Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T. The audit committee met with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of our audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality of our accounting principles, and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.
The audit committee reviewed and discussed with management and our independent auditors the evaluation of Intralinks' internal controls.
Finally, the audit committee reviewed and discussed with management and the independent auditors our audited consolidated balance sheets at December 31, 2014 and our statements of operations, cash flows, stockholders' equity, and comprehensive income for the 2014 fiscal year. In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2014, as filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Robert C. McBride, Chairman Peter Gyenes Thomas Hale J. Chris Scalet
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 3)
The audit committee has appointed the firm of PricewaterhouseCoopers, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015. PricewaterhouseCoopers, LLP has no direct or indirect interest in the Company or any affiliate of the Company. Although action by the stockholders in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of the Company’s financial controls and reporting. The Board therefore recommends to the stockholders that they ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors of the Company for the fiscal year ending December 31, 2015. Should the stockholders not ratify the selection of PricewaterhouseCoopers, LLP, the audit committee will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.
Policy on Audit Committee Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
The audit committee’s policy, subject to certain permitted exceptions for certain de minimis services, is to pre-approve all audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management are required to meet with the audit committee to review and discuss our annual and quarterly financial statements and related disclosures, as well as our critical accounting policies and practices. Additionally, the audit committee is responsible for reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements.
All of the services of PricewaterhouseCoopers, LLP for 2014 and 2013 described below were pre-approved by the audit committee.
Auditor Presence at Annual Meeting
A representative of PricewaterhouseCoopers, LLP (our independent auditor for the current year) is expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

PricewaterhouseCoopers, LLP, independent registered public accounting firm, audited our financial statements for the fiscal years ended December 31, 2014 and December 31, 2013. The following table shows the fees for audit and other services provided by PricewaterhouseCoopers, LLP for 2014 and 2013.

	Years Ended December 31,
	2014	2013
Audit fees (1)	$2,027,000	$1,660,698
Audit-related fees (2)	—	197,016
Tax fees	—	—
All other fees (3)	239,823	86,800
Total fees	$2,266,823	$1,944,514

(1)
Audit Fees consist of fees billed by PricewaterhouseCoopers LLP, or PwC, for professional services rendered for (i) the audit of the Company's annual financial statements set forth in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2014 and 2013, (ii) the review of interim financial statements filed with the SEC, and (iii) services provided by PwC in connection with statutory and regulatory filings.

(2)
During 2013, Audit-Related Fees consist of fees billed by PwC for professional services rendered and not reported under Audit Fees above, which principally relate to accounting consultations concerning financial accounting and reporting standards and process reviews.

(3)
All Other Fees consist of fees billed by PwC for services rendered primarily related to quality assessments of the implementation of the Company's new financial management and accounting software and the XBRL tagging in the Company's SEC filings.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSE COOPERS, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF
UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and named executive officers, and the holders of more than 10% of our common stock, to file reports with the SEC disclosing their ownership of our stock and changes in such ownership. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of our records and written representations by persons required to file these reports, during 2014, all filing requirements under Section 16(a) were complied with in a timely fashion.
OTHER MATTERS
We do not know of any other matters that will be brought before the Annual Meeting. If, however, other business is properly presented for consideration at the Annual Meeting, the persons named in the proxy card intend to vote in accordance with their judgment on such matters.
STOCKHOLDER PROPOSALS
Proposal for the 2016 Annual Meeting.  Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2016 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than February 17, 2016. Stockholders who wish to make a proposal, including a director nomination, at the 2016 annual meeting — other than one that will be included in the Company’s proxy statement — must notify us between March 30, 2016 and April 29, 2016. The notice must be submitted by a stockholder of record at the time of the notice and must set forth the information required by our by-laws with respect to such proposal. If a stockholder who wishes to present a proposal fails to notify us by April 29, 2016 and such proposal is brought before the 2016 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2016 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which we received a proposal, we suggest that proponents submit their proposals by certified mail, return receipt requested, to Intralinks Holdings, Inc., 150 East 42nd Street, 8th Floor, New York, New York 10017, Attn: Secretary.
EXPENSES AND SOLICITATION
The cost of solicitation of proxies will be borne by us and, in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse those banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Our officers and employees may also solicit some of our stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We have retained Morrow & Co., LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $6,500, plus reimbursement of expenses. You may contact our proxy solicitor using the following information:
Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
Banks and Brokerage Firms, please call (203) 658-9400
Stockholders, please call (800) 607-0088

VIEWING OF PROXY MATERIALS VIA THE INTERNET
Federal law permits us to distribute our annual report and this proxy statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. If you would like to receive future stockholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.computershare.com, enter your account number and manage your account online. Your election to view proxy materials online is perpetual unless you revoke it later.
In order that your shares may be represented if you do not plan to attend the Annual Meeting, please submit your proxy by filling out, signing, dating and returning your proxy card promptly. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated.
By Order of the Board of Directors
Scott N. Semel
Executive Vice President, General Counsel and Secretary
June 16, 2015

DIRECTIONS TO 2015 ANNUAL MEETING OF STOCKHOLDERS

Directions to:

Forefront Center for Meetings & Conferences

404 Wyman Street, South Entrance

Waltham, MA 02451

Northbound on Route 95/128:

Take the Wyman/Winter Street Exit 27B. At the light turn left onto Wyman Street and follow for 1/2 mile. Take the first left into the south parking garage. Parking is complimentary.

Southbound on Route 95/128:

Take the Wyman Street Exit 27A. Take a left at the lights and follow Wyman Street for 3/4 mile. Take the second left into the south parking garage. Parking is complimentary.

From Logan International Airport:

Exit airport and follow signs to the Ted Williams Tunnel / Massachusetts Turnpike West (I-90). Go through the tunnel and continue on the Massachusetts Turnpike West (I-90). Follow the Massachusetts Turnpike West (I-90) to Route 95/128 North. Follow directions above under the heading “Northbound on Route 95/128.”

Directions once inside 404 Wyman Street:

Once inside the building, proceed to the second floor and follow the signs to the Forefront Center for Meetings and Conferences.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

INTRALINKS HOLDINGS, INC.
Annual Meeting of Shareholders
July 28, 2015 8:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ronald W. Hovsepian and Scott N. Semel, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of INTRALINKS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 08:30 AM, ET on July 28, 2015, at the Forefront Center for Meetings and Conferences located at 404 Wyman Street, Waltham, MA 02451, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
01 Habib Kairouz	☐	☐	☐
02 Robert C. McBride	☐	☐	☐
03 Patrick J. Wack, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 Advisory Vote to Approve Executive Compensation.	☐	☐	☐
3 Ratification of the selection of PricewaterhouseCoopers LLP as our Independent Auditors for 2015.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000243050_1 R1.0.0.51160

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on July 28, 2015

INTRALINKS HOLDINGS, INC.

BROKER
LOGO
HERE

Return Address Line 1
Return Address Line 2
Return Address Line 3
51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: June 01, 2015
Date: July 28, 2015 **Time:** 8:30 AM EDT
Location: Forefront Center for Meetings and Conferences
404 Wyman Street
Waltham, MA 02451

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You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 14, 2015 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy*." To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

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Voting items

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors

Nominees

01 Habib Kairouz

02 Robert C. McBride

03 Patrick J. Wack, Jr.

The Board of Directors recommends you vote FOR the following proposal(s):

2 Advisory Vote to Approve Executive Compensation.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

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THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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